                               Registration No. 333-72371

As filed with the Securities and Exchange Commission on
                   March 18, 1999
================================================================
          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549
                -----------------------
                    PRE-EFFECTIVE
                    AMENDMENT NO. 2
                         TO
                       FORM S-4
                REGISTRATION STATEMENT
           UNDER THE SECURITIES ACT OF 1933


            KENTUCKY NATIONAL BANCORP, INC.
  (Exact name of registrant as specified in charter)

         INDIANA                         6021                     APPLIED FOR
----------------------------   ----------------------------   ---------------------
(State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization) Classification Code No.)       Identification Number)

                1000 NORTH DIXIE AVENUE
            ELIZABETHTOWN, KENTUCKY  42701
                    (502) 737-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              RONALD J. PENCE, PRESIDENT
            KENTUCKY NATIONAL BANCORP, INC.
                1000 NORTH DIXIE AVENUE
            ELIZABETHTOWN, KENTUCKY  42701
                    (502) 737-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                      copies to:
               JAMES C. STEWART, ESQUIRE
          HOUSLEY KANTARIAN & BRONSTEIN, P.C.
           1220 19TH STREET, N.W., SUITE 700
                WASHINGTON, D.C.  20036
                    (202) 822-9611
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
      AS SOON AS PRACTICABLE AFTER EFFECTIVENESS.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT
ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================

          [Kentucky National Bank Letterhead]

                    March __, 1999


Dear Fellow Shareholder:

     On behalf of the Board of Directors, we invite you to attend the 1999 Annual Meeting of Shareholders of Kentucky National Bank to be held in the Community Meeting Center of the Nolin Rural Electric Co-operative Corporation Building, 411 Ring Road, Elizabethtown, Kentucky on Tuesday, April 27, 1999 at 5:00 p.m. local time. In addition to the election of directors, shareholders will be asked to approve the formation of a holding company for the Bank. Your Board of Directors believes the holding company reorganization is in the best interests of Kentucky National's shareholders and a very important step in keeping the organization competitive.

     If the holding company reorganization is approved by shareholders and the appropriate bank regulatory agencies, all outstanding shares of the Board of Directors will be converted into an equal number of shares of Kentucky National Bancorp, Inc. This proxy statement/prospectus provides details on the reasons for the holding company reorganization and also explains how your rights as a shareholder of the holding company will differ from those you currently have as a shareholder of Kentucky National.

     This proxy statement/prospectus serves as the prospectus for the 240,000 shares of common stock that will be issued by Kentucky National Bancorp, Inc. in the reorganization and the 16,000 shares of common stock it will reserve for currently outstanding options. The proxy statement/prospectus does not contain all the information set forth in the registration statement which the holding company has filed with the Securities and Exchange Commission. We encourage you to read the entire document carefully.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF
SHARES YOU OWN. Because the holding company reorganization requires approval by two-thirds of the shares outstanding, your failure to vote or abstention from voting is the same as voting against the reorganization. We urge you to please sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Meeting. Returning the proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.


Sincerely,



Lawrence P. Calvert                       Ronald J. Pence
Chief Executive Officer                   President

________________________________________________________________

     PLEASE REFER TO RISK FACTORS ON PAGE 2 OF THE PROXY
STATEMENT/PROSPECTUS.

     Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any state securities authority has approved or disapproved these securities, nor passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.


________________________________________________________________

     THIS PROXY STATEMENT/PROSPECTUS IS DATED ____________,
1999 AND IS FIRST BEING MAILED TO SHAREHOLDERS ON ___________,
1999.

                KENTUCKY NATIONAL BANK
                1000 NORTH DIXIE AVENUE
            ELIZABETHTOWN, KENTUCKY  42701
________________________________________________________________
       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
             TO BE HELD ON APRIL 27, 1999
________________________________________________________________

    The Annual Meeting of Shareholders (the "Annual Meeting") of Kentucky National Bank ("Kentucky National") will be held in the Community Meeting Center of the Nolin Rural Electric Co-operative Corporation Building, 411 Ring Road, Elizabethtown, Kentucky, on Tuesday, April 27, 1999 at 5:00 p.m. local time.

    The Annual Meeting is for the following purposes which are more completely described in the accompanying Proxy
Statement/Prospectus:

    1. The approval of the reorganization of the Bank into the holding company form of ownership by approving an Agreement and Plan of Reorganization, pursuant to which Kentucky National will become a wholly owned subsidiary of a holding company, Kentucky National Bancorp, Inc., a newly formed Indiana corporation ("Holding Company"), and each outstanding share of common stock of Kentucky National will be converted into one share of common stock of the Holding Company; and

    2.   The election of nine directors of Kentucky National;

    3. Any other matters as may properly come before the Annual Meeting or any adjournment thereof.


    The Board of Directors is not aware of any other business to come before the Annual Meeting.

    Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournment or postponement thereof. Shareholders of record at the close of business on March 19, 1999 (the "Record Date"), are the shareholders entitled to vote at the Annual Meeting and any adjournment thereof.

    Appraisal rights will be available to shareholders as of the Record Date who do not vote in favor of the holding company reorganization and otherwise comply with the procedures set forth in 12 U.S.C. 215a, a copy of which is attached as Exhibit D to the accompanying Proxy Statement/Prospectus.

    You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                       BY ORDER OF THE BOARD OF DIRECTORS


                       KATHLYN JENEAN COOPER
                       CASHIER
Elizabethtown, Kentucky
March __, 1999

________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE KENTUCKY NATIONAL THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
________________________________________________________________

                      TABLE OF CONTENTS

                                                            Page
                                                            ----
Questions and Answers Regarding Holding
   Company Reorganization. . . . . . .  . . . . . . . . . . . .1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . 2
Annual Meeting of Shareholders
   General . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   Voting and Revocation of Proxies. . . . . . . . . . . . . . 3
   Voting Securities and Principal Holders Thereof . . . . . . 3
Proposal I - Proposed Holding Company Formation. . . . . . . . 4
   Summary . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   Reasons for the Holding Company Reorganization. . . . . . . 4
   Plan of Reorganization. . . . . . . . . . . . . . . . . . . 5
   Effective Date. . . . . . . . . . . . . . . . . . . . . . . 7
   Exchange of Stock Certificates. . . . . . . . . . . . . . . 7
   Rights of Dissenting Shareholders . . . . . . . . . . . . . 7
   Tax Consequences. . . . . . . . . . . . . . . . . . . . . . 8
   Consequences Under Federal Securities Laws. . . . . . . . .10
   Effect on Organizational Stock Option and
       Incentive Plan. . . . . . . . . . . . . . . . . . . . .11
   Effect on Stock Transfer Agreement. . . . . . . . . . . . .11
   Conditions to the Reorganization. . . . . . . . . . . . . .11
   Regulatory Approvals. . . . . . . . . . . . . . . . . . . .12
   Amendment, Termination or Waiver. . . . . . . . . . . . . .12
   Comparison of Shareholders' Rights. . . . . . . . . . . . .12
   Certain Anti-Takeover Provisions. . . . . . . . . . . . . .15
   Business of Kentucky National Bancorp, Inc.
       and Kentucky National . . . . . . . . . . . . . . . . .17
   Year 2000 Readiness Disclosure. . . . . . . . . . . . . . .20
   Management of Kentucky National Bancorp, Inc. . . . . . . .21
   Regulation of Kentucky National Bancorp, Inc. . . . . . . .24
   Description of Holding Company Capital Stock. . . . . . . .26
   Accounting Treatment. . . . . . . . . . . . . . . . . . . .27
   Legal Opinion . . . . . . . . . . . . . . . . . . . . . . .27
   Vote Required . . . . . . . . . . . . . . . . . . . . . . .27
Proposal II - Election of Directors. . . . . . . . . . . . . .27
   Meetings and Committees of the Board of Directors . . . . .30
   Director Compensation . . . . . . . . . . . . . . . . . . .30
   Executive Compensation. . . . . . . . . . . . . . . . . . .30
   Transactions with Management. . . . . . . . . . . . . . . .31
Market for Kentucky National Common Stock
     and Dividends . . . . . . . . . . . . . . . . . . . . . .31
Financial Statements . . . . . . . . . . . . . . . . . . . . .31
Shareholder Proposals. . . . . . . . . . . . . . . . . . . . .32
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .32
Exhibit A - Agreement and Plan of Reorganization . . . . . . A-1
Exhibit B - Articles of Incorporation. . . . . . . . . . . . B-1
Exhibit C - Bylaws . . . . . . . . . . . . . . . . . . . . . C-1
Exhibit D - Dissenter and Appraisal Rights . . . . . . . . . D-1

________________________________________________________________
            QUESTIONS AND ANSWERS REGARDING
          THE HOLDING COMPANY REORGANIZATION
________________________________________________________________

  THE FOLLOWING QUESTION AND ANSWER SECTION HIGHLIGHTS
SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS AND
MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU.
TO UNDERSTAND THE HOLDING COMPANY REORGANIZATION FULLY, WE URGE
YOU TO READ CAREFULLY THIS ENTIRE DOCUMENT, INCLUDING THE
ATTACHMENTS.

WHY IS THE BOARD PROPOSING THE HOLDING COMPANY REORGANIZATION?

     Your Board of Directors believes that the holding company reorganization will provide Kentucky National with greater financial and corporate flexibility. With a holding company, Kentucky National will have more options for structuring acquisitions and will be able to raise capital by means which are not available to Kentucky National. In addition, by incorporating the holding company under a modern state corporate code, your Board of Directors will have more flexibility in conducting the day-to-day operations of Kentucky
National.

WILL THE HOLDING COMPANY REORGANIZATION CHANGE THE BUSINESS OF
THE BANK?

     No. The holding company reorganization will not change the current business of Kentucky National Bank. Following the holding company reorganization, the principal activity of Kentucky National Bancorp, Inc. will be owning and operating Kentucky National Bank which will continue to conduct its current business from its current offices. The principal executive offices of both Kentucky National Bank and the holding company will be located at 1000 North Dixie Avenue, Elizabethtown, Kentucky 42701 and their telephone number will be (502) 737-6000.

HOW WILL THE HOLDING COMPANY REORGANIZATION AFFECT SHAREHOLDERS?

In connection with this merger, you will receive one share of stock in the holding company for each share of Kentucky National stock which you currently own. Outstanding stock certificates will no longer represent an interest in Kentucky National but will instead represent an interest in Kentucky National's holding company.

     As a result of the holding company reorganization, you will no longer own stock directly in Kentucky National but will instead own stock in theholding company. Your rights will be governed by the holding company's Articles of Incorporation and Bylaws and the Indiana Business Corporation Law rather than by Kentucky National's Articles of Association and Bylaws and the National Bank Act and regulations of the Office of the Comptroller of the Currency. For a detailed discussion of the differences in the rights of shareholders, see "Proposal I
-- Proposed Holding Company Reorganization -- Comparison of Shareholders' Rights."

WHAT IS THE VOTE REQUIRED FOR APPROVAL OF THE HOLDING COMPANY
REORGANIZATION?

     The holding company reorganization must be approved by at least two-thirds of the shares outstanding. Your Board of Directors has unanimously approved the holding company reorganization and recommends that you vote for it as well. Because the vote is based on the total number of shares outstanding rather than the votes cast at the meeting, your failure to vote has the same effect as a vote against the holding company reorganization. As a result, your Board of Directors recommends that you sign and return your proxy at your earliest convenience even if you currently plan to attend the meeting. Directors and executive officers of Kentucky National currently own 85,360 shares of Kentucky National's stock or 35.6% of shares outstanding and are expected to vote for the holding company reorganization.


IS THE HOLDING COMPANY REORGANIZATION SUBJECT TO ANY OTHER
APPROVALS?

     Yes. The holding company reorganization must also be approved by the federal agencies that regulate national banks and bank holding companies, respectively: the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System. Applications have been filed for these approvals.


DO SHAREHOLDERS HAVE THE RIGHT TO DISSENT TO THE HOLDING COMPANY
REORGANIZATION?

     Yes. If you who vote against the reorganization and provide the appropriate written notice to Kentucky National will have the right to demand appraisal for their shares. You will need to follow the procedures described in "Proposal I -- Proposed Holding Company Formation -- Rights of Dissenting Shareholders." Your Board of Directors does not intend to complete the holding company reorganization if shareholders seek appraisal for more than 10% of the outstanding shares.

WHAT ARE THE TAX CONSEQUENCES TO SHAREHOLDERS?

     Kentucky National has received an opinion from its special counsel that no gains or losses will be recognized by it or by you as a result of the reorganization, except for shareholders who dissent from the reorganization and receive the appraised value of their shares.

________________________________________________________________

RISK FACTORS

     In addition to the other information contained in this proxy statement/prospectus, the following factors should be considered carefully in evaluating the purchase of the shares of Holding Company common stock offered hereby.


     ANTI-TAKEOVER PROVISIONS IN THE HOLDING COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS MAY DISCOURAGE OFFERS TO ACQUIRE THE HOLDING COMPANY THAT YOU MAY WANT TO CONSIDER. The Holding Company's Articles of Incorporation and Bylaws contain certain provisions that could delay, discourage or prevent an attempted takeover of the Holding Company. These provisions include: provisions requiring the affirmative vote of 80% of the shares outstanding for the approval of Business Combinations with Related Persons; the requirement of advance notice of shareholder nominations and new business; a limitation of the voting rights of holders of more than 10% of the Holding Company's equity securities; the authorization of the issuance of preferred stock; the classification of the Board of Directors; and the requirement of an 80% vote to remove directors or to amend certain provisions of the Articles of Incorporation and the inability of shareholders to call special meetings or to amend the Bylaws. These provisions could discourage takeover proposals in which shareholders could receive a premium for their shares but which are not approved by the Board of Directors.

     LACK OF MARKET. There is no existing trading market for the common stock of Kentucky National. It is not expected that any trading market will develop for the common stock of the Holding Company either.

________________________________________________________________


FORWARD-LOOKING STATEMENTS
--------------------------

  IN ADDITION TO HISTORICAL AND FACTUAL STATEMENTS, THE INFORMATION DISCUSSED IN THIS PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING PHRASES SUCH AS "BELIEVES," "EXPECTS," "MAY," "SHOULD," "PROJECTED," "CONTEMPLATES," OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR COMPARABLE WORDS THAT INVOLVE RISKS AND UNCERTAINTIES. THE HOLDING COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING MATTERS ARE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.
________________________________________________________________


     THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR
DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT
AGENCY.


               KENTUCKY NATIONAL BANK
             PROXY STATEMENT/PROSPECTUS
           ANNUAL MEETING OF SHAREHOLDERS
                   April 27, 1999

________________________________________________________________
                        GENERAL
________________________________________________________________

     This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Kentucky National Bank ("Kentucky National") for the annual meeting of shareholders to be held in the Community Meeting Center at the Nolin Rural Electric Co-Operative Corporation Building, 411 Ring Road, Elizabethtown, Kentucky, Tuesday, April 27, 1999 at 5:00 p.m., local time (the "Annual Meeting"). The accompanying Notice of Annual Meeting and this proxy statement/prospectus, together with the enclosed form of proxy, are first being mailed to you on or about March __, 1999.

________________________________________________________________
           Voting and Revocation of Proxies
________________________________________________________________

    Proxies solicited by your Board of Directors will be voted as you direct on the proxy card. IF NO INSTRUCTIONS ARE GIVEN, PROPERLY EXECUTED PROXIES WHICH HAVE NOT BEEN REVOKED WILL BE VOTED IN FAVOR OF THE PROPOSED HOLDING COMPANY FORMATION AND FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted ("broker no votes") will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.


    Even if you execute the enclosed form of proxy, you retain the right to revoke your proxy at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. You may revoke your proxy at any time prior to exercise by written notice to Kentucky National Bank or by the filing of a properly executed, later-dated proxy. Your proxy will not be voted if you attend the Annual Meeting and vote in person. Your presence at the Annual Meeting alone will not revoke your proxy, however.

________________________________________________________________
    VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
________________________________________________________________

    The securities entitled to vote at the Annual Meeting consist of the common stock of Kentucky National Bank. Shareholders of record as of the close of business on March 19, 1999 (the "Record Date") are entitled to one vote for each share then held except in elections of directors in which shareholders may cumulate their votes. At the Record Date, Kentucky National had 240,000 shares of Kentucky National common stock outstanding. In order to have a quorum at the Annual Meeting, at least a majority of the total outstanding shares of Kentucky National common stock must be present, either in person or by proxy.


    The following table sets forth, as of the Record Date, certain information as to the common stock beneficially owned by all persons owning more than 5% of the common stock outstanding at the Record Date. For purposes of this table, a person is considered to be the beneficial owner of any shares of common stock (1) over which he or she has or shares voting or investment power, or (2) which he or she has the right to acquire at any time within 60 days from the Record Date. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to sell or direct the sale of shares. In calculating percentage ownership for a given individual or group of individuals, the number of shares of common stock outstanding includes unissued shares subject to options exercisable within 60 days of the Record Date held by that individual or group.


                                          AMOUNT AND        PERCENT OF
                                          NATURE OF          SHARES OF
NAME AND ADDRESS                          BENEFICIAL        COMMON STOCK
OF BENEFICIAL OWNER                       OWNERSHIP          OUTSTANDING
-------------------                       ----------         -----------
Kevin Addington                            12,040            5.02%
701 W. Park Road
Elizabethtown, Kentucky  42701

Robert E. Robbins                          12,040            5.02
P.O. Box 2089
Elizabethtown, Kentucky  42701

Allen McNutt                                12,040           5.02
109 Gaither Station Road
Elizabethtown, Kentucky  42701

Christopher Knight                         12,040            5.02
1109 Woodland Drive
Elizabethtown, Kentucky  42701

Ronald J. Pence                            14,040 (1)        5.80
1000 North Dixie Avenue
Elizabethtown, Kentucky  42701

___________
(1) Includes 2,000 shares which Mr. Pence has the right to acquire pursuant to the exercise of options.

________________________________________________________________
   PROPOSAL I -- PROPOSED HOLDING COMPANY FORMATION
________________________________________________________________

SUMMARY

     Your Board of Directors is seeking your approval of an Agreement and Plan of Reorganization, dated January 13, 1999 (the "Plan of Reorganization"), by which Kentucky National will become a wholly owned subsidiary of Kentucky National Bancorp, Inc., an Indiana corporation recently formed by Kentucky National for the purpose of becoming a holding company for Kentucky National. Under the Plan of Reorganization, each outstanding share of Kentucky National common stock (other than shares as to which dissenters' rights of appraisal have been properly exercised) will be converted into one share of Holding Company common stock, and the former holders of Kentucky National common stock will become the holders of all of the outstanding Holding Company common stock. The Holding Company was incorporated on February 5, 1999, and has no prior operating history. Following the reorganization, it is intended that Kentucky National will continue its operations at the same location, with the same management, and subject to all the rights, obligations and liabilities of Kentucky National existing immediately prior to the reorganization.

REASONS FOR THE HOLDING COMPANY REORGANIZATION

     Your Board of Directors believes that the formation of a holding company will provide Kentucky National with greater flexibility in structuring acquisitions of banks and other companies, allow greater diversification in activities and expand the means by which capital can be raised. In addition, by incorporating the holding company under a modern state corporate code, your Board of Directors will have more flexibility in running the day-to-day operations of Kentucky National. Various provisions of the Holding Company's Articles of Incorporation and Bylaws

and of the Indiana Business Corporation Act will also reduce Kentucky National's vulnerability to hostile acquisitions of control and help it to remain a locally owned and oriented community bank. Your Board of Directors further believes that the establishment of a holding company will increase Kentucky National's competitiveness in attracting and retaining personnel.


     Acquisition Flexibility. The holding company structure can be used to facilitate acquisitions of other banks and potentially allows the acquisition of a greater range of organizations. As a national bank, Kentucky National is currently prohibited from having another bank as a subsidiary. Consequently, any acquisition of another bank must be structured as a direct merger of that bank with Kentucky National in which one of the parties will disappear as a separate entity. Any merger must also be approved by two-thirds of Kentucky National's outstanding shares. With a holding company, an acquisition may be structured so that the other bank is acquired as a separate subsidiary that can continue to operate under its original name and under the direction of a separate board of directors. The ability to allow an acquired bank to operate with some degree of autonomy may be an important factor in negotiating an acquisition and allows the Holding Company to take advantage of the acquired bank's name recognition and goodwill. In addition, an acquisition of another bank by the Holding Company can be structured so that approval of the Holding Company's shareholders is not required. As a result, the Holding Company could avoid the expense of a shareholder meeting and can negotiate acquisitions with greater certainty that the transaction will be consummated. Although Kentucky National does not have any current agreements for the acquisition of another bank or other entity, your Board of Directors believes that it is desirable to be able to take advantage of future acquisitions opportunities.


     Financing Flexibility. The Holding Company's Articles of Incorporation authorize the issuance of up to 5,000,000 shares of common stock, $.01 par value per share, and up to 1,000,000 shares of preferred stock, $.01 par value per share. Kentucky National's Articles of Association currently authorize the issuance of 5,000,000 shares of common stock, $1.00 par value per share and no shares of preferred stock. The Board of Directors believes that the ability to issue preferred stock is an important financing option. Preferred stock may be issued on terms established by your Board of Directors without additional approval by the shareholders. By contrast, the terms of any preferred stock issued by Kentucky National must be set forth in an amendment to the Articles of Association and specifically approved by the shareholders. Your Board of Directors believes that the ability to issue preferred stock without further shareholder approval is necessary in order to negotiate the sale of preferred stock.


     The holding company structure will also allow the raising of capital in ways that are not available to Kentucky National on a stand-alone basis. For example, the Holding Company can raise funds through the issuance of debt or trust preferred securities and invest the proceeds in a manner that will qualify as Tier 1 capital. In this way, capital can be raised without diluting the percentage ownership interest of current shareholders. While the Holding Company will be subject to capital requirements that are similar to those applied to Kentucky National, bank holding companies are permitted to include a broader range of instruments in capital. For example, bank holding companies may include some cumulative preferred stock in Tier 1 capital while preferred stock will only count as regulatory capital for Kentucky National if it is non-cumulative.


     Diversification. Bank holding companies are authorized to engage in a variety of non-banking activities that have been determined to be closely related to banking under the Bank Holding Company Act of 1956. As a result, a bank holding company is permitted to diversify into banking related
activities.   While Kentucky National may establish operating
subsidiaries that engage in activities that are incidental or part of the business of banking, the range of pre-approved activities is currently less extensive than that permitted to bank holding companies.


     Corporate Flexibility. As a national bank, Kentucky National is chartered under and governed by the National Bank Act which was enacted in 1864 and contains many of its original provisions regarding the corporate governance of national banks. The National Bank Act does not permit the same operating flexibility for national banks as most modern state corporate codes confer on private corporations. As noted above, the Board of Directors is not authorized to issue preferred stock without shareholder approval. National banks must allow cumulative voting in elections in directors. Directors of a national bank cannot serve staggered terms. By incorporating the Holding



Company under a modern state corporate code, your Board of Directors will have greater flexibility to conduct the business of Kentucky National.


     Enhancement of Independence. Your Board of Directors believes the formation of a holding company will help Kentucky National remain an independent, locally-owned community bank. The Holding Company's Articles of Incorporation and Bylaws do not contain certain provisions currently in Kentucky National's Articles of Association such as cumulative voting which make it easier for a dissident to obtain a seat on the Board even without the approval of the majority of the shareholders. The Holding Company's Articles of Incorporation and certain provision of the Indiana Business Corporation Act also contain provisions that can deter hostile acquisitions of control.


     Increased Competitiveness. Your Board of Directors believes that the establishment of the holding company will enhance Kentucky National's ability to attract and retain qualified personnel. Under the National Bank Act, officers must serve at the will of the Board of Directors. Although national banks are permitted by regulations of the Office of the Comptroller of the Currency to enter into reasonable employment agreements with officers, the "at will" provisions of the National Bank Act limit the enforceability of employment agreements. The Holding Company, however, will have greater flexibility to enter into contractual commitments for employment of officers.


     YOUR BOARD OF DIRECTORS OF KENTUCKY NATIONAL HAS
UNANIMOUSLY APPROVED THE PLAN OF REORGANIZATION AND RECOMMENDS
THAT YOU VOTE "FOR" THE PLAN OF REORGANIZATION.

PLAN OF REORGANIZATION


     The reorganization will be accomplished under the Plan of Reorganization, which is attached as Exhibit A hereto. The following discussion is qualified in its entirety by reference to the Plan of Reorganization which is incorporated herein by reference. The Plan of Reorganization was unanimously approved by the Board of Directors on January 13, 1999.


     The Holding Company is a newly organized Indiana corporation which was formed by the Bank solely for the purpose of effecting the reorganization, and, therefore, the Holding Company has no prior operating history. The Plan of Reorganization is by and among the Holding Company, Kentucky National, and Kentucky National Interim Bank, a to-be-formed interim national bank ("New Bank").


     The reorganization will be accomplished by the following steps: (1) the incorporation of the Holding Company under the laws of the State of Indiana for the purpose of becoming the sole shareholder of a newly formed interim national bank, and subsequently becoming the sole shareholder of Kentucky National;
(2) the formation of an interim national bank, New Bank, which will be wholly owned by the Holding Company; and (3) the merger of Kentucky National and New Bank, with New Bank as the surviving corporation but operating under the same charter and name as Kentucky National. Pursuant to such merger, all of the issued and outstanding shares of Kentucky National common stock (other than shares as to which dissenters' rights of appraisal have been properly exercised) will automatically be converted by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of Holding Company common stock. In addition, all of the issued and outstanding shares of common stock of Kentucky National will automatically be converted by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of New Bank Common Stock, which will be all of the issued and outstanding stock of Kentucky National.


     After the reorganization, the former holders of Kentucky National common stock will be the holders of all of the outstanding Holding Company common stock. Thus, because the Holding Company will hold all of the issued and outstanding voting stock of Kentucky National, Kentucky National is described herein as a "wholly owned" subsidiary of the Holding Company following the reorganization.


     After the reorganization, Kentucky National will make a capital distribution to the Holding Company to allow it to pay for the expenses incurred on the Holding Company in connection with the reorganization.


     Future capitalization of the Holding Company will also depend upon dividends declared by Kentucky National or the raising of additional capital by the Holding Company through a future issuance of securities or debt or through other means. The Board of Directors of the Holding Company has no present plans or intentions with respect to any future issuance of securities or debt at this time.


     After the reorganization, Kentucky National will continue its existing business and operations as a wholly owned subsidiary of the Holding Company, and the consolidated capitalization, assets, liabilities, income and financial statements of the Holding Company immediately following the reorganization will be substantially the same as those of Kentucky National immediately prior to consummation of the reorganization. The Articles of Association and the Bylaws of Kentucky National will continue in effect, and will not be affected in any manner by the reorganization. The name "Kentucky National Bank" will continue to be used. The corporate existence of Kentucky National will continue unaffected and unimpaired by the reorganization.

EFFECTIVE DATE


     The "Effective Date" of the reorganization will be the date specified in the certificate to be issued by the Office of the Comptroller of the Currency and the Federal Reserve Board. Although management of Kentucky National does not anticipate any significant delays in obtaining these approvals and issuance of the certificate, the effects of any such delays on holders of the Kentucky National common stock would depend upon the attendant facts and circumstances surrounding the specific delay.

EXCHANGE OF STOCK CERTIFICATES

     The outstanding stock certificates that represent one share of Kentucky National common stock will be deemed automatically to represent one share of the Holding Company Common Stock. You will be required to exchange your present stock certificates (bearing the name "Kentucky National Bank") for new stock certificates (bearing the name "Kentucky National Bancorp, Inc."). Your Board of Directors has reserved the right to withhold any dividends from you if you do not exchange your present stock certificates for new stock certificates within a reasonable period of time after being requested to do so.


     Upon completion of the reorganization, the Holding Company will mail you a letter of transmittal and instructions related to the exchange of your common stock certificate for certificates representing the number of shares of Holding Company common stock into which your common stock has been converted as a result of the reorganization.


     YOU SHOULD NOT SEND IN YOUR CERTIFICATES UNTIL WE NOTIFY
YOU TO DO SO.

RIGHTS OF DISSENTING SHAREHOLDERS

     Federal law entitles a shareholder of a national bank who does not vote for the reorganization to demand payment by Kentucky National of the fair or appraised value for his shares. If you wish to do so, you must deliver to Ronald J. Pence, President, Kentucky National Bank, 1000 North Dixie Avenue, Elizabethtown, Kentucky 42701, before voting on Proposal I, written notice identifying yourself and stating your intention to demand appraisal of and payment for your shares. This written notice must be separate from and in addition to any proxy or vote against Proposal I. A proxy or vote against the Plan of Reorganization does not by itself constitute a demand for appraisal. In addition to making written notice of your demand, you must not vote in favor of the Plan of Reorganization. If you return a signed proxy but do not specify your vote, you will be deemed to have voted in favor of the Plan of Reorganization. If you abstain from voting on the reorganization will not be deemed to have voted in favor of the Plan of Reorganization.




     Under the Plan of Reorganization, the obligations of the Holding Company, Kentucky National and New Bank to consummate the reorganization are conditioned upon the holders of not more than 10% of the outstanding shares electing to exercise their rights as dissenting shareholders. Although the parties to the Plan of Reorganization could waive this condition, none of them presently intends to do so.


     If the reorganization is approved and adopted by the shareholders at the Annual Meeting, Kentucky National will mail a further notice to all shareholders who timely filed a written notice of intention to demand payment and who refrained from voting in favor of the proposed reorganization. The further notice will include the following:

     . information concerning where and when a request for payment must be sent;

     . instructions as to where and when a shareholder must deposit the certificates representing his or her shares of common stock in order to obtain payment;

     . a form to be used for requesting payment which will include a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares; and

     .    a copy of Section 215a of the National Bank Act.


The time set by Kentucky National for receipt of the demand for payment and deposit of the certificates by shareholders shall not be less than 30 days from the mailing of the notice. A SHAREHOLDER WHO FAILS TO TIMELY FILE THE FORM FOR REQUESTING PAYMENT OR FAILS TO DEPOSIT HIS OR HER COMMON STOCK CERTIFICATES, AS REQUIRED BY THE NOTICE, SHALL NOT HAVE ANY RIGHT TO RECEIVE PAYMENT OF THE FAIR VALUE OF HIS OR HER SHARES. A dissenting shareholder shall retain all other rights of a shareholder until those rights are modified by consummation of the reorganization.


     A vote against the Plan of Reorganization, whether cast by proxy or in person at the Annual Meeting, shall not, in itself, constitute the required written request for payment.


     You may assert dissenters' rights as to fewer than all of your shares of the common stock registered in your name only if you dissent with respect to all the shares beneficially owned by any one person and notify Kentucky National of the name and address of the beneficial owner or owners on whose behalf you dissent. You may assert dissenters' rights with respect to shares owned beneficially but not registered in your name if you submit to Kentucky National a written consent of the record shareholder prior to commencement of the voting by the shareholders on the Plan of Reorganization at the Annual Meeting. You may not dissent with respect to some but less than all shares owned beneficially, whether or not the shares so owned are registered in your name.


     The discussion in this section is only a summary of the rights and obligations of dissenting shareholders and is qualified in its entirety by reference to the provisions of
Section 215a of the National Bank Act, which provisions are reproduced and set forth in full in Exhibit D to this proxy statement/prospectus. You should read Exhibit D carefully since if you fail to follow the procedures set forth in Section 215a of the National Bank Act regarding dissenters' rights you will waive your appraisal rights. You may wish to consult independent legal counsel before exercising dissenters' rights.

     Except as set forth herein, notification of the beginning or end of any statutory period will not be given by Kentucky
National to any dissenting shareholders.

TAX CONSEQUENCES

     Kentucky National expects that, for tax purposes, the reorganization will be treated as a tax-free reorganization and that you will not recognize any gain or loss if you receive
Holding Company common stock in the

reorganization solely in exchange for your shares of Kentucky National common stock. The Internal Revenue Service ("IRS") has not been asked to rule upon the tax consequences of the reorganization. Instead, Kentucky National will rely upon the opinion of Housley Kantarian & Bronstein, P.C., its special counsel, as to certain federal income tax consequences of the reorganization to the Kentucky National shareholders. This tax opinion is based upon the Internal Revenue Code of 1986, as amended, tax regulations now in effect or proposed, current administrative rulings and practice and judicial authority, all of which are subject to change and any change may be made with retroactive effect. Unlike private letter rulings received from the IRS, an opinion is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to the positions reflected in the opinion, or that the opinion will be upheld by the courts if challenged by the IRS.

     Based upon the opinion of Housley Kantarian & Bronstein, P.C., which is based upon various representations and subject to various assumptions and qualifications described below, the following federal income tax consequences to the Kentucky National shareholders will result from the reorganization.

     (1)  The merger of Kentucky National with and into New
          Bank will constitute a reorganization within the meaning of 368(a) of the Internal Revenue Code.

     (2) You will not recognize any gain or loss upon your exchange of Kentucky National common stock solely for shares of Holding Company common stock.

     (3) Your aggregate basis in your shares of Holding Company common stock received pursuant to the reorganization will be equal to the aggregate basis of your shares of Kentucky National common stock surrendered in exchange therefor.

     (4) The holding period of your shares of Holding Company common stock received pursuant to the reorganization will include the period during which the shares of Kentucky National common stock surrendered in exchange therefor was held by you, provided that the Kentucky National common stock is a capital asset in your hands on the date of the reorganization.

     (5) If you dissent to the reorganization and receive solely cash in exchange for all of your shares of Kentucky National common stock, the cash received will be treated as having been received by you as a distribution in redemption of your shares of Kentucky National common stock, subject to the provisions and limitations of Section 302 of the Internal Revenue Code. Therefore, assuming you satisfy at least one of the four conditions under
          Section 302(b) of the Internal Revenue Code, such as that your direct and indirect interest in Kentucky National or the Holding Company will completely terminate, you will recognize gain or loss in an amount equal to the difference between the cash received and your basis in your shares of Kentucky National common stock.


     The opinion of Housley Kantarian & Bronstein, P.C., is based in part upon, and subject to the continuing validity in all material respects through the date of the reorganization to, various representations of Kentucky National and upon certain assumptions and qualifications, including that the reorganization is consummated in the manner and according to the terms provided in the Plan of Reorganization. For instance, the opinion assumes, among other things, the accuracy of the facts regarding the reorganization as described in this proxy statement/prospectus, including that only voting stock of the Holding Company (i.e., the Holding Company common stock) will be used in the reorganization, that Kentucky National will continue its historic business operations following the reorganization, and that there is no plan or intention by the Holding Company to liquidate Kentucky National following the reorganization. Further, the tax opinion assumes the satisfaction of the "continuity of interest" requirement under judicial interpretations of Section 368(a) of the Internal Revenue Code. Generally, under the "continuity of interest" requirement, you must maintain a continuing proprietary interest in the successor company (i.e., the Holding Company) after the reorganization through ownership on an aggregate basis of a minimum percentage of the stock of the Holding Company. In addition, the opinion is qualified by reference to the statutory, judicial and administrative

tax authorities then in effect, the subsequent change of which may have retroactive effect or render the opinion invalid.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE
ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES.
HOWEVER, THIS DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION WHICH MAY BE RELEVANT TO YOU IF YOU ARE ENTITLED TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE, SUCH AS TRUSTS, INDIVIDUAL RETIREMENT ACCOUNTS, OTHER EMPLOYEE BENEFIT PLANS, INSURANCE COMPANIES, AND SHAREHOLDERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF THE FEDERAL INCOME TAX CONSEQUENCES ON YOUR OWN FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE REORGANIZATION.

     Cash payments made to Kentucky National shareholders who exercise their right to dissent to the reorganization will be subject to a 31% backup withholding tax under federal income tax law unless certain requirements are met. Generally, Kentucky National will be required to deduct and withhold the tax if: (1) the shareholder fails to furnish a taxpayer identification number ("TIN") to Kentucky National or fails to certify under penalty of perjury that his or her TIN is correct; (2) the IRS notifies Kentucky National that the TIN furnished by the shareholder is incorrect; (3) the IRS notifies Kentucky National that the shareholder has failed to report interest, dividends or original issue discount in the past; or (4) there has been a failure by the shareholder to certify under penalty of perjury that such shareholder is not subject to such backup withholding tax. Any amounts withheld by Kentucky National in collection of the backup withholding tax will reduce the federal income tax liability of the shareholder from whom such tax was withheld. The TIN of an individual shareholder is that shareholder's Social Security number.

CONSEQUENCES UNDER FEDERAL SECURITIES LAWS

     The Holding Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the Holding Company common stock to be issued and exchanged pursuant to the Plan of Reorganization. This Proxy Statement and the accompanying Notice of Annual Meeting constitute the Prospectus of the Holding Company filed as part of such registration statement. Upon consummation of the reorganization, the Holding Company will be required to comply with the periodic reporting requirements under the Securities Exchange Act of 1934 for as long as it has at least 300 shareholders. The Holding Company will also be subject to the general anti-fraud provisions of the federal securities laws after the reorganization.

     The registration under the Securities Act of shares of Holding Company common stock to be issued in connection with the reorganization does not cover the resale of such shares. The Holding Company common stock acquired by persons who are not affiliates of the Holding Company or Kentucky National may be resold without registration. Shares received by affiliates of Kentucky National will be subject to the resale restrictions of Rule 145 under the Securities Act, which are substantially the same as the restrictions of Rule 144 discussed below. For purposes of these Rules, an "affiliate" of an issuer is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. The Rule 145 restrictions terminate after one year if the Holding Company continues to comply with the reporting requirements under the Securities Exchange Act of 1934, but any affiliate of Kentucky National who becomes an affiliate of the Holding Company will continue to be subject to the restrictions on sales by affiliates under Rule 144.

     If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of Kentucky National who complies with the other conditions of Rule 144, including those that require the affiliate sales to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, in any three-month period, a number of shares not to exceed the greater of:

     .    1.0% of the outstanding shares of the Holding
          Company, or




     . the average weekly volume of trading in such shares during the preceding four calendar weeks.

Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

EFFECT ON ORGANIZATIONAL STOCK OPTION AND INCENTIVE PLAN


     After completion of the reorganization, the Organizational Stock Option and Incentive Plan (the "Option Plan") of Kentucky National will become the stock option plan of the Holding Company. Stock options with respect to shares of the common stock granted under the Option Plan and outstanding prior to consummation of the reorganization will automatically become options to purchase the same number of shares of Holding Company common stock upon completing the reorganization, with identical terms and conditions and for an identical price. The Holding Company will assume all of Kentucky National's obligations with respect to such outstanding options. By voting in favor of the Plan of Reorganization, you will be approving the adoption by the Holding Company of the existing Option Plan of Kentucky National as the option plan of the Holding Company.


EFFECT ON STOCK TRANSFER AGREEMENT

     You have previously agreed to be bound by the Stock Transfer Agreement which, among other things, restricts the assignment, sale, transfer, pledge or other encumbrance of the shares of Kentucky National Common Stock. Pursuant to the Stock Transfer Agreement, if you desire to sell or otherwise transfer your shares for value, you will be required to first offer such shares to the "Organizers," as defined in the Stock Transfer Agent. The Stock Transfer Agreement is intended to preserve community ownership of Kentucky National but may reduce the liquidity of the common stock. The Stock Transfer Agreement will continue in effect following the holding company reorganization.

CONDITIONS TO THE REORGANIZATION

     The Plan of Reorganization sets forth a number of conditions which must be met before the reorganization will be consummated, including, among others:

     . the approval of the Plan of Reorganization by the holders of two-thirds of the outstanding shares of Kentucky National Common Stock,

     . holders of no more than 10% of the outstanding shares shall have exercised dissenters' appraisal rights,

     . the receipt of either a ruling from the IRS or an opinion of counsel that the reorganization will be treated as a non-taxable transaction under the Internal Revenue Code (see "-- Tax Consequences"),

     . the approval of the reorganization by the Office of the Comptroller of the Currency and the Federal Reserve Board and the receipt of all approvals from any other governmental agencies which may be required for the consummation of the reorganization, and

     . registration of the shares of the Holding Company common stock to be issued in the reorganization under the Securities Act, to the extent required by applicable law, and the compliance by the Holding Company with all applicable state securities laws relating to the issuance of the Holding Company common stock.



REGULATORY APPROVALS

     Applications to charter the New Bank and for approval of the reorganization of Kentucky National and the New Bank have been filed with the Office of the Comptroller of the Currency. The Holding Company has also filed a notice with the Federal Reserve Board for permission to become a Bank Holding Company.


     In general, the regulators may disapprove this transaction if the reorganization of Kentucky National into a one-bank holding company would not be consistent with adequate sound banking practices and would not be in the public interest.


     In addition, the reorganization may not be consummated for 15 days from the date of the later approval by the Office of the Comptroller of the Currency or approval by the Federal Reserve Board if there has been no challenge issued by the United States Department of Justice on anti-trust grounds in which case the period of time before which consummation may occur may be extended. The reorganization of Kentucky National into a one-bank holding company cannot proceed in the absence of requisite regulatory approvals. The approval of the Office of the Comptroller of the Currency and Federal Reserve Board reflect only the view that the transaction does not contravene the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the subject banking organizations. Such approval is not to be interpreted as an opinion by the Office of the Comptroller of the Currency or the Federal Reserve Board that the reorganization is favorable to the shareholders from a financial point of view or that the Office of the Comptroller of the Currency or the Federal Reserve Board have considered the adequacy of the terms of the exchange. NEITHER THE OFFICE OF THE COMPTROLLER OF THE CURRENCY NOR THE FEDERAL RESERVE BOARD APPROVAL IS AN ENDORSEMENT OR RECOMMENDATION OF THE REORGANIZATION.


     There can be no assurance that the Office of the Comptroller of the Currency or the Federal Reserve Board will approve the reorganization, and, if approvals are granted, there can be no assurance as to the grant date of such approvals.

AMENDMENT, TERMINATION OR WAIVER


     Your Board of Directors may cause the Plan of Reorganization to be amended or terminated if it determines for any reason that such amendment or termination would be advisable. Such amendment or termination may occur at any time prior to the effective date of the reorganization, whether before or after shareholder approval of the Plan of Reorganization, by the mutual consent in writing of the Boards of Directors of Kentucky National, the New Bank and the Holding Company or by your Board of Directors only if the reorganization would not be in the best interests of Kentucky National, its employees, depositors, or shareholders. Additionally, any of the terms or conditions of the Plan of Reorganization may be waived by the party which is entitled to the benefit thereof.

COMPARISON OF SHAREHOLDERS' RIGHTS


     As a result of the proposed reorganization, you will become a shareholder in the Holding Company and your rights in the future will be governed by the Indiana Business Corporation Act. As a shareholder of Kentucky National, your rights are governed by the National Bank Act and the regulations of the Office of the Comptroller of the Currency Another result is that the Articles of Incorporation and By-laws of the Holding Company differ in several aspects from those of Kentucky National. The Articles of Incorporation and Bylaws of the Holding Company are attached hereto as Exhibits B and C. You should reviewe them for more detailed information.


     The following table compares your rights as a shareholder of Kentucky National with your rights as a shareholder of the Holding Company. This table is qualified by the more detailed information appearing elsewhere in this proxy statement/prospectus and in the exhibits hereto and is not intended to be an exhaustive comparison. The Articles of Incorporation and Bylaws of the Holding Company are attached hereto as Exhibits B and C and should be reviewed for more detailed information.



                              KENTUCKY NATIONAL               THE HOLDING COMPANY
                              -----------------               -------------------
CAPITAL STOCK
(a)  COMMON STOCK             Authorized 1,000,000            Authorized 5,000,000
                              shares, $1.00 par value;        shares, $.01 par value;
                              240,000 shares                  240,000 shares of Common
                              outstanding.                    Stock expected to be
                                                              outstanding following the
                                                              reorganization.

(b)  PREFERRED STOCK          None authorized or              Authorized, 1,000,000
                              outstanding.  Any issuance      shares, $.01 par value
                              of preferred stock would        stock; none to be outstanding
                              require an amendment to         following the reorganization.
                              the Articles of                 In the future, preferred stock
                              Association approved by         could be issued on terms
                              shareholders.                   established by the Board
                                                              of Directors without
                                                              further shareholder
                                                              approval.

(c)  VOTING RIGHTS            One vote per share with         One vote per share with no
                              cumulative voting in            cumulative voting rights.
                              elections of directors.         Shares held by any person
                                                              in excess of 10% of shares
                                                              outstanding are only
                                                              entitled to 1/100th of a
                                                              vote per share unless
                                                              approved in advance by a
                                                              majority of the Continuing
                                                              Directors.

(d)  ASSESSABILITY OF         Office of the Comptroller of    Non-assessable.
     SHARES                   the Currency may order pro
                              rata assessment for capital
                              deficiency.

(e)  PREEMPTIVE RIGHTS        None.                            None.

(f)  DIVIDENDS                As declared by the Board         As declared by the Board
                              of Directors; without Office     of Directors; Indiana law
                              of the Comptroller of the        permits payment of
                              Currency approval, may not       dividend only if, the
                              exceed in any calendar year      corporation is able to pay
                              Kentucky National's net income   its debts as they come due
                              for that year plus its retained  in the usual course of
                              net income for the preceding     business and the
                              two years, may not exceed        corporation's assets
                              Kentucky National's undivided    exceed its liabilities;
                              profits and may not be made if   Kentucky National's dividend
                              after making the dividend,       restriction applies
                              Kentucky National would be       indirectly to the Holding
                              undercapitalized."               Company as cash available
                                                               for dividend distributions
                                                               will initially come from
                                                               dividends paid to the Holding
                                                               Company by Kentucky National.
                                                               Federal Reserve Board policy
                                                               states that a bank holding company
                                                               should pay cash dividends
                                                               only out of income over
                                                               the past year and only if
                                                               prospective earnings
                                                               retention is consistent
                                                               with the organization's
                                                               expected future needs and
                                                               financial condition.  In
                                                               addition, the Holding
                                                               Company may not pay a




                              KENTUCKY NATIONAL               THE HOLDING COMPANY
                              -----------------               -------------------
                                                               dividend if:  (1) after
                                                               giving effect to the
                                                               dividend, the Holding
                                                               Company would be insolvent
                                                               or (2) the dividend
                                                               exceeds the surplus of the
                                                               Holding Company.
SHAREHOLDER ACTION
(a) MERGERS,                  Approval by vote of at           Approval by a vote of at
    CONSOLIDATIONS,           least 66-2/3% of                 least a majority of the
    LIQUIDATIONS,             outstanding shares.              outstanding shares;
    SALE OF SUBSTANTIALLY                                      Approval of 80% of shares
    ALL ASSETS                                                 required for certain
                                                               "Business Combinations,"
                                                               unless approved in advance
                                                               by a majority of
                                                               Continuing Directors.

(b) SPECIAL                   Upon request of a majority       Upon request of a majority
    SHAREHOLDER               of the Board of Directors,       of the Board of Directors,
    MEETINGS                  or by any 15 or more             a duly appointed committee
                              shareholders owning in the       of the Board of Directors,
                              aggregate, not less than a       the Chairman of the Board,
                              majority of stock.               or the President.
                                                               Shareholders will not be
                                                               able to call special
                                                               meetings.

(c) AUTHORIZATION OF          Approval by a vote of at         Approval by a vote of at
    ADDITIONAL SHARES         least a majority of              least a majority of
                              outstanding shares.              outstanding shares; 80%
                                                               approval required for
                                                               issuance of shares in
                                                               certain "Business Combinations."

(d) AMENDMENT OF ARTICLES      Approval by a vote of at        Approval by vote of at
    OF ASSOCIATION OR          least a majority of             least a majority of
    INCORPORATION (OTHER       outstanding shares.             outstanding shares if
    THAN FOR PURPOSES STATED                                   majority of Board of
    ABOVE)                                                     Directors also approves
                                                               amendment; otherwise,
                                                               approval by 80% of
                                                               outstanding shares.

(e) AMENDMENT OF THE           May be amended by a             May only be amended by a
    BYLAWS                     majority vote of the            majority vote of the
                               shareholders or by a            Board of Directors.
                               majority vote of the Board
                               of Directors.

REPURCHASE OF CAPITAL STOCK    Cannot repurchase or            Stock can be repurchased
                               retire any part of its          without regulation
                               stock without prior             approval if: (1) after
                               regulatory approvals and        giving effect to the
                               shareholder approval.           purchase the Holding Company
                                                               would not be insolvent or (2) the
                                                               purchase would not
                                                               exceed the surplus of
                                                               the Holding Company.
                                                               Permitted under Federal
                                                               Reserve Board regulations
                                                               with no prior approval
                                                               required for well-capitalized,
                                                               well-managed holding
                                                               companies.  In all other
                                                               cases, no more than ten
                                                               percent of



                              KENTUCKY NATIONAL               THE HOLDING COMPANY
                              -----------------               -------------------
                                                               the outstanding
                                                               shares of Holding Company
                                                               common stock may be repurchased
                                                               in any 12-month period
                                                               without prior regulatory
                                                               approval.

BOARD OF DIRECTORS
(a)  TERM OF DIRECTORS         All directors elected annually. Directors have staggered
                                                               terms with one-third of
                                                               the board standing for
                                                               election each year.

(b)  REMOVAL OF DIRECTORS      Majority of shares for cause    80% of outstanding shares and
                               or if failure to fulfill        only for cause.
                               requirements for qualification.

(c)  SHAREHOLDER               Must be delivered in            Notice of nominations must be
     NOMINATIONS               writing not more than 50        made in writing not more than 60
                               days and not less than 14       and not less than 30 days prior to
                               days before the meeting at      the meeting.
                               which directors will be
                               elected.


CERTAIN ANTI-TAKEOVER PROVISIONS

     The following discussion is a general summary of the provisions of the Articles of Incorporation and Bylaws of the Holding Company and certain other provisions of the Indiana Business Corporation Law which may be deemed to have an anti-takeover effect. The description of these provisions is necessarily general and you should refer, in each case, to the Articles of Incorporation and Bylaws of the Holding Company which are attached as Exhibits B and C and incorporated herein by reference.


    While your Board of Directors is not aware of any effort that might be made to obtain control of Kentucky National, the Board of Directors believes that it is appropriate to include certain provisions as part of the Holding Company's Articles of Incorporation and Bylaws to protect the interests of the Holding Company and its shareholders from hostile takeovers "anti-akeover" provisions) which your Board of Directors might conclude are not in the best interests of the Holding Company or its shareholders. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which you might deem to be in your best interests or in which you might receive a substantial premium for your shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also make it more difficult to remove the current Board of Directors or management of the Holding
Company.

PROVISIONS OF THE HOLDING COMPANY'S ARTICLES OF INCORPORATION
AND BYLAWS

     Restriction on Acquisition of Common Stock; Limitations on Voting Rights. The Articles of Incorporation of the Holding Company provide that no person may directly or indirectly, acquire or offer to acquire beneficial ownership of more than 10% of any class of equity security outstanding of the Holding Company (the "Limit"), unless the "continuing" Board of Directors has first approved by a two-thirds vote the offer or acquisition. Should any party acquire the beneficial ownership of shares in excess of 10%, the record holders of such shares would be entitled to cast only one-hundredth (1/100) of a vote for each share beneficially owned in excess of 10%, and the aggregate voting power of such holders shall be allocated proportionately among such record holders. A person is a beneficial owner of a security if he has the power to vote or direct the voting of all or part of the voting rights of the security, or has the
power to dispose of or direct the disposition of the security. The Articles of Incorporation further provide that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock.


    Election of Directors. The Holding Company's Articles of Incorporation provide that the board of directors of the Holding Company will be divided into three staggered classes, with directors in each class elected for three-year terms. As a result of this provision, it would take two annual elections to replace a majority of the Holding Company's board. The Articles of Incorporation also provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, will be filled by the board and any director so chosen shall serve until the annual meeting at which the other members of his class must stand for election.
Finally, the Bylaws impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

    Removal of Directors. The Articles of Incorporation provide that a director may only be removed for cause by the affirmative vote of at least 80% of the shares of the Holding Company entitled to vote generally in an election of directors cast at a meeting of shareholders called for that purpose.


    Restrictions on Call of Special Meeting. The Articles of Incorporation of the Holding Company provide that special meetings of shareholders may be called only by a resolution adopted by a majority of the board of directors, or a Committee of the board.

    Absence of Cumulative Voting.  The Holding Company's
Articles of Incorporation provide that shareholders may not cumulate their votes in elections of directors.


    Authorized Shares. The Articles of Incorporation authorize the issuance of 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the reorganization to provide your Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Your Board of Directors currently has no plans for the issuance of additional shares, other than the possible issuance of additional shares pursuant to the Organizational Stock Option Incentive Plan.

     Procedures for Certain Business Combinations. The Articles of Incorporation require the affirmative vote of at least 80% of the outstanding shares of the Holding Company entitled to vote in the election of directors in order for the Holding Company to engage in or enter into certain "Business Combinations," as defined therein, with any "Related Person" (as defined below) or any affiliates of the "Related Person," unless the proposed transaction has been approved in advance by the Holding Company's Board of Directors, excluding those who were not directors prior to the time the "Related Person" became the "Related Person."

     The term "Related Person" is defined to include any person and the affiliates and associates of the person (other than the Holding Company or its subsidiary) who beneficially owns, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company. Any amendment to this provision requires the affirmative vote of at least 80% of the shares of the Holding Company entitled to vote generally in an election of directors.




    Amendments to Articles of Incorporation and Bylaws. Amendments to the Holding Company's Articles of Incorporation must be approved by the Holding Company's Board of Directors and also by a majority of the outstanding shares of the Holding Company's voting stock, provided, however, that approval by at least 80% of the outstanding voting stock is generally required for certain provisions (i.e., the provisions relating to: (1) restrictions on the acquisition and voting of greater than 10% of the common stock; (2) number, classification, election and removal of directors; (3) amendment of Bylaws; (4) call of special shareholder meetings; (5) limits on director liability;
(6) approval of Business Combinations with interested shareholders; (7) power of indemnification; and (8) amendments to provisions relating to the foregoing in the Articles of Incorporation).


     The Bylaws may only be amended by a majority vote of the board of directors.

INDIANA BUSINESS CORPORATION LAW

     The Indiana Business Corporation Law contains a statute designed to provide Indiana corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Chapter 43 of the Indiana Business Corporation Law, among other things, prohibits the Holding Company from engaging in certain business combinations (including a merger) with a person who is the beneficial owner of 10% or more of the Holding Company's outstanding voting stock (an Interested Shareholder) during the five-year period following the date such person became an Interested Shareholder. This restriction does not apply if: (1) before such person became an Interested Shareholder, the Board of Directors approved the transaction in which the Interested Shareholder becomes an Interested Shareholder or approved the business combination; or (2) upon consummation of the transaction which resulted in the shareholder's becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting stock of the Holding Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by (i) persons who are directors and also officers, and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the Interested Shareholder. The Holding Company may exempt itself from the requirements of the statute by adopting an amendment to its Articles of Incorporation. At the present time, the Board of Directors does not intend to propose any such amendment.

     In addition, the Indiana Control Share Acquisitions Statute provides that if shares are acquired equal to or greater than certain thresholds of voting power (that is, 20%, 33 1/3% and 50% of all voting shares), the shares will not be entitled to any voting rights unless specifically granted by the adoption of a resolution by the holders of at least a majority of the shares entitled to vote. In addition, in the event a control share acquisition of a majority of the outstanding shares of stock is made and voting rights are approved for these shares, the remaining shareholders will be entitled to have their shares redeemed at fair value by the corporation.
BUSINESS OF KENTUCKY NATIONAL BANCORP, INC. AND KENTUCKY
NATIONAL


GENERAL

     Prior to completion of the reorganization, the Holding Company will be a non-operating, wholly owned operating subsidiary of Kentucky National. Upon the completion of the reorganization, Kentucky National will become a wholly owned subsidiary of the Holding Company, and you will become a shareholder of the Holding Company with the same respective ownership interest therein as you presently hold in Kentucky National.


     Immediately after consummation of the reorganization, it is expected that the Holding Company will not engage in any business activity other than to hold all of the stock of Kentucky National. The Holding Company does

not presently have any arrangements or understandings regarding any acquisition or merger opportunities. It is anticipated, however, that the Holding Company in the future may pursue other investment opportunities, including possible diversification through acquisitions and mergers.


      Kentucky National commenced operations on October 15, 1997. Kentucky National's deposits are insured to applicable limits by the Federal Deposit Insurance Corporation. Kentucky National is a member of the Federal Reserve Bank of St. Louis. Kentucky National engages in the general commercial banking business, primarily serving the city of Elizabethtown, Kentucky and surrounding Hardin County through its main office and branch in Elizabethtown. It offers a full range of banking and related financial services focused primarily towards serving individuals, the small to medium size businesses, and the professional community. Kentucky National strives to serve the banking needs of its customers in the Elizabethtown market while developing personal hometown relationships with its customers. Management believes that the marketing of customized services will enable it to establish a niche in the financial services marketplace in this market.


     Kentucky National provides individuals and small and medium size businesses in its market area with responsive and technologically advanced banking services. These services include loans that are priced on a deposit-based relationship, easy access to Kentucky National's decision makers, and quick and innovative action necessary to meet a customer's banking needs.


     The Holding Company's and Kentucky National's principal executive offices are located at 1000 North Dixie Avenue, Elizabethtown, Kentucky 42701, main telephone number is (502)
737-6000.


LENDING ACTIVITIES

     Kentucky National offers a full range of short-to-medium term commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital (including inventory and receivables), business expansion (including acquisition of real estate and improvements) and purchase of
equipment and machinery.   Kentucky National also makes
agricultural loans. Consumer loans include secured and unsecured loans for financing automobiles, recreational equipment, home improvements, home education and personal investments. Kentucky National also offers home equity loans and lines of credit. Kentucky National also anticipates that it will originate and hold or sell into the secondary market fixed- and variable-rate mortgage loans and real estate construction and acquisition loans. At December 31, 1998, Kentucky National's loan portfolio totaled $34.2 million, net of allowances and unearned fees and discounts.

     Real Estate Lending. Kentucky National offers mortgage loans for the purchase or refinancing of residential and commercial real estate as well as construction and land development loans and second mortgages secured by the borrower's primary residence. At December 31, 1998, Kentucky National's residential mortgages totaled $16.6 million or 47.21% of the loan portfolio. Commercial and agricultural mortgage loans totaled $3.8 million and $1.6 million, respectively, or 10.84% and 4.58% of the total portfolio. Construction loans were $3.6 million, or 10.43% of the portfolio. Kentucky National's commercial mortgages are secured by multi-family residential properties, agricultural properties and commercial properties (primarily undeveloped real estate). Residential mortgage loans may be originated on either a fixed or variable rate basis. The residential and commercial mortgages currently in Kentucky National's portfolio feature a 30-year amortization period with a balloon payment after five years. Kentucky National does not hold any longer-term fixed-rate residential mortgages in portfolio. Residential and commercial construction loans are generally originated on a variable rate basis. Substantially all of Kentucky National's real estate loans are secured by properties in Elizabethtown, Kentucky and surrounding areas. Under Kentucky National's loan policies, the maximum permissible loan-to-value ratio for owner-occupied residential mortgages is 90% of the lesser of the purchase price or appraised value. Residential mortgage loans may be made with loan-to-value ratios in excess of 80% provided the borrower obtains private mortgage insurance for any loan amounts in excess of 80%. For residential investment properties, the maximum loan-to-value ratio is 75%.


The maximum permissible loan-to-value ratio for residential and commercial construction loans is 80%. The maximum loan-to-value ratio for permanent commercial mortgages is 75%. The maximum loan-to-value ratio for land development loans is 70% and for unimproved land is 65%. Kentucky National also offers home equity loans secured by the borrower's primary residence provided that the aggregate indebtedness on the property does not exceed 80% of its value. Loan officers may make exceptions to lending policy within their lending limits. Exceptions to lending policy are reviewed monthly by the Board of Directors.

     Commercial and Industrial Lending. Kentucky National offers a full range of financing for local businesses and professionals including installment loans for financing purchases of equipment, receivable financing, and lines and letters of credit. Such loans may be made on a secured or an unsecured basis. Commercial and industrial loans totaled $3.6 million, or 10.46% of the portfolio at December 31, 1998. All such loans are underwritten on the basis of the borrower's creditworthiness rather than the value of the collateral. Kentucky National's commercial loan customers consist primarily of professionals and small to medium-sized businesses located in the Elizabethtown area. Kentucky National believes that its commercial loan portfolio is diversified as to industry.

     Consumer Lending. Kentucky National offers a wide range of consumer lending services. Kentucky National makes consumer installment loans for the purchase of automobiles, boats and other consumer durable goods. Consumer loans totaled $5.6 million, or 15.98% of the portfolio at December 31, 1998. Such loans provide for repayment in regular installments and are secured by the goods financed. In addition, Kentucky National offers lines of credit and personal loans which may be made on either a secured or unsecured basis. Security for Kentucky National's secured personal loans and lines of credit generally consists of deposits in Kentucky National. Kentucky National also offers VISA and MasterCard credit cards through an arrangement with a correspondent bank.

     Although the risk of non-payment for any reason exists with respect to all loans, certain other specific risks are associated with each type of loan. The primary risks associated with commercial loans, including commercial real estate loans, are the quality of the borrower's management and a number of economic and other factors which induce business failures and depreciate the value of business assets pledged to secure the loan, including competition, insufficient capital, product obsolescence, changes in the cost of production, environmental hazards, weather, changes in laws and regulations and general changes in the marketplace. Primary risks associated with residential real estate loans include fluctuating land and property values and rising interest rates with respect to fixed-rate, long-term loans. Residential construction lending exposes Kentucky National to risks related to builder performance. Consumer loans are affected primarily by domestic instability and a variety of factors that may lead to the borrower's unemployment, including deteriorating economic conditions in one or more segments of a local or broader economy.

     Kentucky National's lending activities are conducted pursuant to written policies approved by the Board of Directors intended to ensure proper management of credit risk. Loans are subject to a well defined credit process that includes credit evaluation of borrowers, establishment of lending limits and application of lending procedures, including the holding of adequate collateral and the maintenance of compensating balances, as well as procedures for on-going identification and management of credit deterioration. Regular portfolio reviews are to be performed by an outside consultant to identify potential underperforming credits, estimate loss exposure and to ascertain compliance with Kentucky National's policies. For significant problem loans, management review consists of evaluation of the financial strengths of the borrower and the guarantor, the related collateral, and the effects of economic conditions.

PROPERTIES

     The Holding Company is not expected to own or lease real or personal property initially. Instead, it intends to utilize the premises, equipment and furniture of Kentucky National without the direct payment of any rental fees to Kentucky National.


     Kentucky National leases both its main office at 1000 North Dixie Avenue and its branch office at Dolphin Drive and U.S. Highway 62 in Elizabethtown, Kentucky. The main office has 5,000 square feet of space and was constructed for Kentucky National by a partnership in which each of Kentucky National's directors has an interest. Kentucky National leases its main office from the partnership under a ten-year lease with four successive renewal

options of ten years each. Rental payments are $12,000 per month during the initial term of the lease with provision for increase based on the percentage increase in the Consumer Price Index. The branch office has 2,771 square feet of space. Rental payments are approximately $3,750 per month including payments on a land lease for the branch's drive-up window. The Bank's investment in the branch office is approximately $300,000.

LEGAL PROCEEDINGS

     The Holding Company has not, since its organization, been a party to any legal proceedings.

     Although Kentucky National from time to time is involved in various legal proceedings in the normal course of business, there are no material legal proceedings to which it is a party or to which its property is subject.

EMPLOYEES

     At the present time, the Holding Company does not intend to employ any persons other than its management. It will utilize the support staff of Kentucky National from time to time and reimburse Kentucky National for the time of its employees. If the Holding Company acquires other banks or pursues other lines of business, at such time it may hire additional employees.

     At December 31, 1998, Kentucky National had 15 full-time equivalent employees.

COMPETITION

     It is expected that for the immediate future the primary business of the Holding Company will be the ownership of Kentucky National's common stock. Therefore, the competitive conditions to be faced by the Holding Company will be the same as those faced by Kentucky National.

     The banking business is highly competitive. Kentucky National will compete as a financial intermediary with other commercial banks, savings associations, credit unions, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market mutual funds and other financial institutions operating in the Elizabethtown market area and elsewhere.

     Kentucky National's market area is a highly competitive, highly branched banking market. Competition in the market area for loans to small businesses and professionals, Kentucky National's target market, is intense, and pricing is important. Most of Kentucky National's competitors have substantially greater resources and lending limits than Kentucky National and offer certain services, such as extensive and established branch networks and trust services, that Kentucky National does not expect to provide or will not provide initially. Moreover, larger institutions operating in the Elizabethtown market may have access to borrowed funds at lower cost than will be available to Kentucky National. Deposit competition among institutions in the market area also is strong.

     The Board of Directors believes that Kentucky National will be able to compete effectively in this market. The Board of Directors believes that the area will react favorably to Kentucky National's proposed community bank focus and emphasis on service to small and medium size businesses, individuals and professional concerns. However, there can be no assurance of Kentucky National's success in this regard.

YEAR 2000 READINESS DISCLOSURE

     Like most financial services companies, Kentucky National relies heavily on computers and other information technology systems. As the year 2000 approaches, an important business issue has emerged regarding how existing application software programs and operating systems can accommodate this date value. For many years, software applications routinely conserved magnetic storage space by using only two digits to record calendar years; for example,

the year 1999 is stored as "99". On January 1, 2000, the calendars in many software applications will change from "99" to "00". Many of these software applications, in their current form, will produce erroneous results or will fail to run at all since their logic cannot deal with this transaction.

     Kentucky National's Year 2000 plan calls for the identification of all systems that could be affected by theYear 2000 problem, the systematic assessment of their Year 2000 readiness and the institution of appropriate remedial measures and contingency planning. As part of its Year 2000 plan, Kentucky National has ranked its various computer systems according to their importance to the continued functioning of Kentucky National. Assessment procedures range from actual testing for Kentucky National's most mission critical systems to seeking written self assessments from individual borrowers. Based on these assessments, Kentucky National has undertaken appropriate remedial measures. Kentucky National's Year 2000 plan includes contingency and back-up plans for mission critical systems.


     Kentucky National has identified its most mission critical system as its on-line core account processing which is performed by a third party service provider. This service provider has advised Kentucky National that it is Year 2000 compliant and has successfully done testing with a number of its other customers. The service provider tested Kentucky National's equipment and links during the fourth quarter of 1998 and found them to be Year 2000 compliant. Kentucky National has developed a contingency plan for back-up data processing with another provider in the event its current data processor is unable to operate because of Year 2000 problems. Kentucky National also uses personal computers and a variety of other software packages in other facets of its day-to-day operations. These systems were all purchased just before Kentucky National opened in October 1997 and were selected in part based on their millennium compliance. Management believes that it has also identified all the equipment which relies on embedded computer chips to operate and has received correspondence from the vendors indicating that they are Year 2000 compliant. In addition to the risks posed by the Year 2000 readiness of its internal systems, Kentucky National recognizes that it is exposed to Year 2000 risks from its customers. Most of Kentucky National's loan customers are individuals and small businesses which are not technologically intensive. Kentucky National has surveyed its loan customers and believes that most of its commercial loan customers will continue to operate even if a Year 2000 problem disrupts their data processing functions. Kentucky National is working to increase its customers' awareness of the Year 2000 problem. Kentucky National does not believe that the costs associated with its Year 2000 planning will have a material impact on its results of operations.

     Based on its testing and preparation, management does not currently believe that Kentucky National's mission-critical systems are vulnerable to the Year 2000 problem or that the century date change will materially disrupt internal operations. Accordingly, management believes that Kentucky National's most significant internal risk from the Year 2000 problem is either that Year 2000 problems will affect the ability of some loan customers to make payments on a timely basis or that problems will occur in less critical systems. Management believes that Kentucky National's most significant external risk from the Year 2000 problem is that the Year 2000 failures of others will cause an interruption of basic services such as electrical power, telecommunications or government services. Although Kentucky National has received assurances of Year 2000 compliance from most of these providers, there can be no assurance that Year 2000 failures on the part of these parties will not have a material adverse effect on Kentucky National.

MANAGEMENT OF KENTUCKY NATIONAL BANCORP, INC.

     Directors. The Holding Company's Articles of Incorporation provide that the Board of Directors shall consist of not less than seven nor more than fifteen members. The Board of Directors will initially consist of nine members who will be divided into three classes. Directors shall be elected for staggered terms of three years so that one-third of the directors are elected each year. The directors of the Holding Company are, and upon completion of reorganization will continue to be, the same persons who are at present the directors of Kentucky National.


     The directors of Kentucky National and their proposed classes as directors of the Holding Company are listed below:

NAME                        CLASS               TERM TO EXPIRE
----                        -----               --------------

Robert E. Robbins, M.D.       III                    2002
Lawrence P. Calvert           II                     2001
Ronald J. Pence               I                      2000
Kevin D. Addington            I                      2000
Henry Lee Chitwood            I                      2000
Lois Watkins Gray             II                     2001
William R. Hawkins            II                     2001
Christopher G. Knight, M.D.   III                    2002
Leonard Allen McNutt          III                    2002


     For information regarding the principal occupation and business experience of the directors for the past five years, see "Proposal II -- Election of Directors."


     EXECUTIVE OFFICERS.  The executive officers of the Holding
Company are, and upon completion of the reorganization will be, the following persons, each of whom is an officer with Kentucky
National:

     NAME                          POSITION
     ----                          --------

Robert E. Robbins                  Chairman of the Board
Lawrence P. Calvert                Chief Executive Officer
Ronald J. Pence                    President
Jenean Cooper                      Secretary/Treasurer


    For information regarding the principal occupation and business experience for the past five years of the executive officers, see "Proposal II -- Election of Directors."


    EXECUTIVE COMPENSATION. Since the formation of the Holding Company, none of its executive officers or directors has received any remuneration from the Holding Company. It is expected that unless and until the Holding Company becomes actively involved in additional businesses, no separate compensation will be paid to its directors and officers in addition to compensation paid to them by Kentucky National. However, the Holding Company may determine that such separate compensation is appropriate in the future. At the present time, the Holding Company does not intend to employ any persons other than its present management. If the Holding Company acquires other businesses, it may at such time hire additional employees.


    INDEMNIFICATION OF DIRECTORS AND OFFICERS. Kentucky National is permitted to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought against them by reason of the performance of their official duties. Indemnification may be made to such person only if final judgment on the merits is in his favor or, in case of settlement, final judgment against him or final judgment in his favor, other than on the merits, if a majority of the disinterested directors of Kentucky National determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could have reasonably believed under the circumstances was in the best interest of Kentucky National or its shareholders. If a majority of the disinterested directors of Kentucky National concludes that in

connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action.

    Article XVIII of the Holding Company's Articles of Incorporation provides for indemnification of the Holding Company's directors and officers. In the case of a threatened, pending or completed action or suit by or in the name of the Holding Company, the Holding Company shall indemnify a director or officer for amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if the director or officer: is successful on the merits or otherwise; acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, the best interest of the Holding Company or in a criminal proceeding he either had (a) reasonable cause to believe that his conduct was lawful, or (b) no reasonable cause to believe his conduct was unlawful.

    Under Indiana law, a corporation may indemnify a director or officer made a party to a proceeding because such person was a director or officer of the corporation if: the individual's conduct was in good faith; and the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests. An Indiana corporation may also indemnify an officer or director in a criminal proceeding if the individual had reasonable cause to believe that his conduct was lawful; or no reasonable cause to believe that his conduct was unlawful.

    An Indiana corporation must, unless limited by its articles of incorporation, indemnify any director or officer who was wholly successful, on the merits or otherwise, in the defense of a proceeding to which the individual was a party because the individual was a director or officer of the corporation, against reasonable expenses incurred by the director or officer in connection with the proceeding. Unless limited by the corporation's articles of incorporation, an officer or director may apply to the court conducting the proceeding or another court of competent jurisdiction for indemnification. The court may order indemnification if it determines: the director or officer is entitled to mandatory indemnification under Indiana law; or the officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director or officer met the standard of conduct set forth for mandatory indemnification under Indiana law. The Holding Company's Articles of Incorporation do not contain any limitations on the ability of the Holding Company to indemnify its directors and officers under Indiana law.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Holding Company pursuant to the foregoing provisions, the Holding Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    LIMITATION ON LIABILITY. As permitted for national banks, Kentucky National's Articles of Association limit the Directors' personal liability to the Bank for most breaches of fiduciary duty and adopt Delaware law regarding the limitation of liability for directors.

    The Holding Company's Articles of Incorporation also provide that directors and officers shall not be personally liable to the Holding Company or its shareholders for monetary damages for breach of his fiduciary duty as a director, except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (3) to the extent otherwise required by Indiana law.

    This provision eliminates the potential liability of the Holding Company's directors and officers for failure, through ordinary negligence, to satisfy their duty of care, which requires directors and officers to exercise informed business judgment in discharging their duties. It may thus reduce the likelihood of derivative litigation against directors

and officers and discourage or deter shareholders from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have been beneficial to the Holding Company and its shareholders. Shareholders may thus be surrendering a cause of action based upon negligent business decisions, including those relating to attempts to change control of the Holding Company. The provision will not, however, affect the right to pursue equitable remedies for breach of the duty of care, although such remedies might not be available as a practical matter, and the provision does not apply to breaches of duty prior to the incorporation of the Holding Company or to breaches not committed as a director, officer, employee or agent of the Holding Company.

    To the best of management's knowledge, there is currently no pending or threatened litigation for which indemnification may be sought or any recent litigation involving directors of Kentucky National that might have been affected by the limited liability provision in the Holding Company's Articles of Incorporation had it been in effect at the time of the litigation.

REGULATION OF KENTUCKY NATIONAL BANCORP, INC.

    The Holding Company will be subject to the jurisdiction of the Securities and Exchange Commission and of state securities commissions for matters relating to the offering and sale of its securities. Presently, the Bank is subject to the jurisdiction of the Office of the Comptroller of the Currency. Accordingly, additional issuances of Holding Company stock to raise capital and for dividend reinvestment, stock option and other plans will be subject to such registration (absent any exemption from registration). If the Holding Company were to register additional stock, it would incur some additional costs that the Bank does not presently have to incur since the Office of the Comptroller of the Currency does not presently impose any fee for registering securities.

    Upon completion of the reorganization, the Holding Company will become a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA"). As such, it will be registered with the Federal Reserve Board and will be subject to Federal Reserve Board regulations, examinations and reporting requirements. As a subsidiary of a bank holding company, Kentucky National will be subject to certain restrictions in its dealings with the Holding Company and with other companies affiliated with the Holding Company, and will continue to be subject to regulatory requirements as a national bank.

    ACTIVITIES RESTRICTIONS. The Holding Company is required to obtain prior approval of the Federal Reserve Board before acquiring control, directly or indirectly, of more than five percent of the voting shares or substantially all of the assets of any institution, including another bank.

    A bank holding company is prohibited from engaging in or acquiring direct or indirect control of more than five percent of the voting shares of any company engaged in non-banking activities unless the Federal Reserve Board, by order or regulation, has found such activities to be so closely related to banking, managing, or controlling banks as to be a proper incident thereto. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.

    Further, under the BHCA and the Federal Reserve Board's regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit or provision of any property or services. The so-called "anti-tie-in" provisions state generally that a bank may not extend credit, lease, sell property or furnish any service to a customer on the condition that the customer provide additional credit or service to the bank, to its bank holding company or to any other subsidiary of its bank holding company or on the condition that the customer not obtain other credit or service from a competitor of the bank, its bank holding company or any subsidiary of its bank holding company.

    CAPITAL REQUIREMENTS. The Federal Reserve Board has established guidelines with respect to the maintenance of appropriate levels of capital by bank holding companies with consolidated assets of $150 million or more. For bank holding companies with less than $150 million in consolidated assets, the Federal Reserve Board applies the guidelines

on a bank-only basis unless the bank holding company has publicly held debt securities or is engaged in non-bank activities involving significant leverage. The regulations impose two sets of capital adequacy requirements: minimum leverage rules, which require bank holding companies and state non-member banks to maintain a specified minimum ratio of capital to total assets, and risk-based capital rules, which require the maintenance of specified minimum ratios of capital to "risk-weighted" assets. The regulations of the Federal Reserve Board require bank holding companies to maintain a minimum leverage ratio of "Tier 1 capital" to total assets of 3.0%. Tier 1 capital is the sum of common shareholders' equity, certain perpetual preferred stock (which must be noncumulative with respect to banks), including any related surplus, and minority interests in consolidated subsidiaries; minus all intangible assets (other than certain purchased mortgage servicing rights and purchased credit card receivables), identified losses and investments in certain subsidiaries. Although setting a minimum 3.0% leverage ratio, the capital regulations state that only the strongest bank holding companies, with composite examination ratings of 1 under the rating system used by the federal bank regulators, would be permitted to operate at or near such minimum level of capital. All other bank holding companies are expected to maintain a leverage ratio of at least 1% to 2% above the minimum ratio, depending on the assessment of an individual organization's capital adequacy by its primary regulator. Any bank holding companies experiencing or anticipating significant growth would be expected to maintain capital well above the minimum levels. In addition, the Federal Reserve Board has indicated that whenever appropriate, and in particular when a bank holding company is undertaking expansion, seeking to engage in new activities or otherwise facing unusual or abnormal risks, it will consider, on a case-by-case basis, the level of an organization's ratio of tangible Tier 1 capital to total assets in making an overall assessment of capital.

    In addition to the leverage ratio, the regulations of the Federal Reserve Board require bank holding companies to maintain a minimum ratio of qualifying total capital to risk-weighted assets of at least 8.0% of which at least four percentage points must be Tier 1 capital. Qualifying total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and preferred stock with a maturity of 20 years or more and certain other capital instruments. The includable amount of Tier 2 capital cannot exceed the institution's Tier 1 capital. Qualifying total capital is further reduced by the amount of the bank's investments in banking and finance subsidiaries that are not consolidated for regulatory capital purposes, reciprocal cross-holdings of capital securities issued by other banks and certain other deductions. The risk-based capital regulations assign balance sheet assets and the credit equivalent amounts of certain off-balance sheet items to one of four broad risk weight categories. The aggregate dollar amount of each category is multiplied by the risk weight assigned to that category based principally on the degree of credit risk associated with the obligor. The sum of these weighted values equals the bank holding company's risk-weighted assets.


    RESTRICTIONS ON ACQUISITIONS. Bank holding companies are prohibited from acquiring, without prior approval of the Federal Reserve Board, (i) control of any other bank or bank holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a bank or holding company thereof which is not a subsidiary.

    TRANSACTIONS WITH AFFILIATES. Transactions between banks and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act, as amended. An affiliate of a bank is any company or entity which controls, is controlled by or is under common control with the bank. In a holding company context, the parent holding company of a bank (such as the Holding Company) and any companies which are controlled by such parent holding company are affiliates of the bank. Generally, Sections 23A and 23B (i) limit the extent to which the bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such bank's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions.

    The restrictions contained in Section 22(h) of the Federal Reserve Act, as amended, apply to loans by banks to executive officers, directors and principal shareholders (such as the Holding Company). Section 22(h) requires that loans to directors, executive officers and greater than 10% shareholders be made on terms substantially the same as

offered in comparable transactions to other persons.  Under
Section 22(h), loans to an executive officer and to a greater than 10% shareholder of a bank (18% in the case of institutions located in an area with less than 30,000 in population), and certain affiliated entities of either, may not exceed together with all other outstanding loans to such person and affiliated entities the bank's loan-to-one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus and an additional 10% of such capital and surplus for loans fully secured by certain readily marketable collateral). Section 22(h) also prohibits loans, above amounts prescribed by the appropriate federal banking agency, to directors, executive officers and greater than 10% shareholders of a bank, and their respective affiliates, unless such loan is approved in advance by a majority of the board of directors of the association with any "interested" director not participating in the voting. The Federal Reserve Board has prescribed the loan amount (which includes all other outstanding loans to such person), as to which such prior board of director approval is required, to be the greater of $25,000 or 5% of capital and surplus (up to $500,000).

DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK

    The Holding Company is authorized to issue 5,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. The Holding Company currently expects to issue up to 240,000 shares of Holding Company common stock in the holding company reorganization. The Holding Company does not intend to issue any shares of preferred stock in the holding company reorganization, nor are there any present plans to issue such preferred stock following the holding company reorganization. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock.

THE COMMON STOCK OF THE HOLDING COMPANY WILL REPRESENT
NONWITHDRAWABLE CAPITAL AND WILL NOT BE INSURED BY THE FDIC, OR
ANYOTHER GOVERNMENT AGENCY.

HOLDING COMPANY COMMON STOCK

    Voting Rights. Each share of the Holding Company common stock will have the same relative rights and will be identical in all respects with every other share of the common stock. The holders of the Holding Company common stock will possess exclusive voting rights in the Holding Company, except to the extent that shares of preferred stock issued in the future may have voting rights, if any. Each holder of the common stock will be entitled to only one vote for each share held of record on all matters submitted to a vote of holders of the Holding Company common stock and will not be permitted to cumulate their votes in elections of the Holding Company's directors. The voting rights of shares beneficially owned by any person in excess of 10% of shares outstanding will be limited to 1/100th of a vote unless the acquisition has previously been approved by the Continuing Directors.

    Liquidation. In the unlikely event of the complete liquidation or dissolution of the Holding Company, the holders of the common stock will be entitled to receive all assets of the Holding Company available for distribution in cash or in kind, after payment or provision for payment of (1) all debts and liabilities of the Holding Company; (2) any accrued dividend claims; and (3) liquidation preferences of any preferred stock which may be issued in the future.

    Dividends. From time to time, dividends may be declared and paid to the holders of the common stock, who will share equally in any such dividends.

    Restrictions on Acquisition of the Holding Company Common
Stock. See "Certain Anti-Takeover Provisions" for a discussion of the limitations on acquisition of shares of the common stock.

    Other Characteristics. Holders of the Holding Company Common Stock will not have preemptive rights with respect to any additional shares of the common stock which may be issued. Therefore, the board of directors may sell shares of capital stock of the Holding Company without first offering such shares to existing shareholders of the Holding Company. The common stock is not subject to call for redemption, and the outstanding shares of common stock when issued and upon receipt by the Holding Company of the full purchase price therefor will be fully paid and non-assessable.

    Registrar and Transfer Agent.  Illinois Stock Transfer
Company will act as Registrar and Transfer Agent for the Holding
Company's common stock.

SERIAL PREFERRED STOCK

    None of the 1,000,000 authorized shares of preferred stock of the Holding Company will be issued in the reorganization. After completion of the holding company reorganization, the Board of Directors of the Holding Company will be authorized to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof, subject to regulatory approval but without shareholder approval. If and when issued, the serial preferred stock is likely to rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The Board of Directors, without shareholder approval, can issue serial preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock. The Board of Directors has no present intention to issue any of the serial preferred stock.

ACCOUNTING TREATMENT

    The reorganization will be accounted for as a reorganization under common control treated as if a pooling of interests. Therefore, the consolidated capitalization, assets, liabilities, income and other financial data of the Holding Company immediately following the reorganization will be substantially the same as those of the Bank immediately prior to consummation of the reorganization, and after the reorganization, will be shown in the Holding Company's consolidated financial statements at Kentucky National's historical recorded values. Because the reorganization will not result in a change in such financial statements, this proxy statement/prospectus does not include financial statements of the Bank or the Holding Company.

LEGAL OPINION

    The validity of the shares of the Holding Company common stock issuable upon consummation of the reorganization will be passed upon by Housley Kantarian & Bronstein, P.C., Washington,
D.C.

VOTE REQUIRED

    Approval of the Plan of Reorganization requires the affirmative vote of two-thirds of the total votes eligible to be cast at the Annual Meeting. Since the required vote is based on the number of shares outstanding, an abstention or failure to vote, including a broker no vote, is equivalent to voting against the Plan of Reorganization. The Board of Directors recommends that you vote "FOR" the approval of the Plan of Reorganization.

    Approximately 85,360 shares or 35.6% of the shares of Kentucky National common stock outstanding are held by directors, executive officers and their affiliates. It is expected that these shares will be voted "FOR" the reorganization.

________________________________________________________________
         PROPOSAL II -- ELECTION OF DIRECTORS
________________________________________________________________

    Kentucky National's Articles of Association specify that the Board of Directors must consist of not less than five nor more than 25 members as fixed from time to time by resolution of a majority of the full Board of Directors or by resolution of a
majority of the shareholders at any meeting thereof.   Each
director must stand for election annually. Your Board of Directors has fixed the number of directors at nine and has nominated the persons named below, each of whom currently serves as a director, for election as directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

    Under the Articles of Association, shareholders have the right to cumulate their votes in the election of directors. Under cumulative voting, you have the right to cast as many votes as you would be entitled to cast for all nominees for a single nominee or to distribute your votes among as many nominees as you see fit. For example, if you own 100 shares, you are entitled to 900 votes which may be voted as you desire for one or more of the nominees. If you wish to vote by proxy and cumulate your votes, you should withhold authority to vote on the proxy card for the nominees for whom you do not wish to vote and include a letter addressed to the Bank's cashier in the proxy return envelope stating that you wish to cumulate your votes for the remaining nominees. Unless otherwise directed, the Board of Directors reserves the right to cumulate the votes represented by proxies solicited hereby.

    If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute that your Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

    The following table sets forth the names of the Board of Directors' nominees for election as directors. Also set forth is certain other information with respect to each person's age as of December 31, 1998, their position with the Bank, the number and percentage of shares of Common Stock beneficially owned. Each director first became a director in 1997 when the Bank commenced operations. For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock
(1) over which he or she has or shares voting or investment power, or (2) which he or she has the right to acquire at any time within 60 days from the Record Date. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to sell or direct the sale of shares. In calculating percentage ownership for a given individual or group of individuals, the number of shares of the common stock outstanding includes unissued shares subject to options exercisable within 60 days of the Record Date held by that individual or group.

                                                                          BENEFICIAL OWNERSHIP
                                                                     -------------------------------
                                                                       NUMBER       PERCENTAGE OF
NOMINEE                     AGE  POSITIONS WITH THE BANK             OF  SHARES   SHARES OUTSTANDING
-------                     ---  -----------------------             ----------   ------------------
Robert E. Robbins, M.D.      64   Chairman of the Board, Director      12,040          5.02%
Lawrence P. Calvert          51   Chief Executive Officer, Director     8,040 (1)      3.32
Ronald J. Pence              43   President, Director                  14,040 (1)      5.80
Kevin D. Addington           36   Director                             12,040          5.02
Henry Lee Chitwood           53   Director                              6,040          2.52
Lois Watkins Gray            61   Director                              3,040          1.27
William R. Hawkins           41   Director                              6,040          2.52
Christopher G. Knight, M.D.  54   Director                             12,040          5.02
Leonard Allen McNutt         55   Director                             12,040          5.02

All directors and executive
officers as a group
(10 persons)                                                           90,693 (2)     37.17%

___________
(1) Includes 2,000 shares which he has the right to acquire pursuant to the exercise of options.
(2) Includes 5,333 which executive officers have the right to acquire pursuant to the exercise of options.


     The following is a summary of the business experience of the nominees. Unless otherwise indicated, each nominee has served in their current position for the last five years.

     ROBERT E. ROBBINS, M.D. practices general surgery with Surgical Specialists, PSC, in Elizabethtown, Kentucky. He also is the Chief of Staff-Elect of the Hardin Memorial Hospital Medical Staff and is active in numerous local and national medical organizations. In addition, Dr. Robbins is active in property development in the Elizabethtown area. He has also served as a past president of the Elizabethtown Lions Club and as a former First Vice President of the Elizabethtown Chamber of Commerce.

     LAWRENCE P. CALVERT has served as the Chief Executive Officer of Kentucky National since its opening in October 1997. Mr. Calvert has over 23 years of experience in banking in Hardin County. Most recently, Mr. Calvert served as the Chief Executive Officer of The Cecilian Bank, a $100 million asset bank with five locations in Hardin County. Mr. Calvert joined The Cecilian Bank in 1973 and left that bank in January of 1997 in order to help organize the Bank. Mr. Calvert has various other business interests in Hardin County and is serving as a director of the Elizabethtown Chamber of Commerce.

     RONALD J. PENCE has served as the President of Kentucky National since it opened for business in October 1997. He has over 18 years of banking experience in Hardin County, serving most recently as the Chief Financial Officer of The Cecilian Bank which he joined in 1978 and left in 1997 to assist in the formation of Kentucky National. Mr. Pence has numerous business interest in Hardin County and is active in civic affairs. He currently serves as a director of the Rotary International.

     KEVIN D. ADDINGTON is the President of Addington Transportation, Inc. which owns and operates warehouse and storage facilities in the Elizabethtown area. Mr. Addington is also the owner of Addington Properties which is engaged in property leasing and management. He is active in local civic affairs and serves as Administrative Board Chairman for the Cecilia United Methodist Church.

     HENRY LEE CHITWOOD is a sales executive for Bean Publishing
Co., an office equipment and furnishings supplier. Mr. Chitwood also has various property interests.

     LOIS WATKINS GRAY is the superintendent of Schools for Hardin County, a position which she has held since 1992. Ms. Gray has served as an educator for six years in Hardin County. She is also active in state and national educational and professional groups.

     WILLIAM R. HAWKINS is the founder and owner of Three Oaks Marketing and Development which markets satellite television systems. Operating under the name Starpath of Hardin County, Mr. Hawkins' company holds the franchise for providing direct television programming for Hardin county. Mr. Hawkins is active in industry groups and trade associations having held numerous posts in the Satellite Broadcasting and Communication Association of America. Mr. Hawkins is also a founder of the T. Howard Foundation, an educational foundation on whose board of directors he currently serves.

     CHRISTOPHER G. KNIGHT, M.D. is an ophthalmologist practicing with Knight & Smith, PSC in Elizabethtown, Kentucky. He also has other diversified business interests in local medical, media and real estate. Dr. Knight is active in local medical and civic organizations. He serves on the Board of Directors of Wesley Hilltop House.

     LEONARD ALLEN MCNUTT is the owner and operator of McNutt Construction Company, a general construction firm engaged in commercial and industrial renovation and new construction. Mr. McNutt has been engaged in construction and construction contracting in Hardin County for nearly 30 years. Mr. McNutt's other business interest include part ownership of the Hardin County Independent newspaper and local real estate investments. Mr. McNutt is also active in various local civic organizations and professional groups.
                             29

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors holds regular monthly meetings and special meetings as needed. During the year ended December 31, 1998, the Board of Directors met 21 times. No director attended fewer than 75% of the total number of meetings of the Board of Directors held during 1998 and the total number of meetings held by all committees on which the director served during the year.

     Kentucky National's Executive, Audit and Personnel Committee consisting of Directors Robbins, Gray, Pence and Calvert acts as Kentucky National's audit and compensation committees. As the audit committee, the Committee monitors internal accounting controls and meets with Kentucky National's independent auditors regarding these internal controls to assure full disclosure of the Bank's financial condition. As the compensation committee, the Committee evaluates and ascertains the appropriateness of compensation levels paid to the officers of Kentucky National. The Executive, Audit and Compensation Committee met three times during 1998.

     The full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from Kentucky National's shareholders for nominees, nor established any procedures for this purpose. The Board of Directors held one meeting during 1998 in order to make nominations for directors.

DIRECTOR COMPENSATION

     Directors receive a retainer of $500 a month for each month in which there is only one board meeting and $700 per month for any month in which there is more than one meeting. Directors do not receive any additional fees for committee meetings. To date the directors have deferred receipt of all fees.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer of Kentucky National and by each executive officer whose salary and bonus earned in fiscal year 1998 exceeded $100,000 for services rendered in all capacities to Kentucky National (the "Named Executive Officers"). For fiscal year 1997, the salaries shown below for both Named Executive Officers include salary paid by the organizers of Kentucky National Bank prior to its opening which was reimbursed by Kentucky National upon completion of its organization.

                                                                       LONG-TERM
                                     ANNUAL COMPENSATION          COMPENSATION AWARDS
                                ------------------------------   -----------------------
                                                                 RESTRICTED  SECURITIES
    NAME AND                                        OTHER ANNUAL     STOCK     UNDERLYING    ALL OTHER
PRINCIPAL POSITION      YEAR    SALARY      BONUS   COMPENSATION    AWARD(S)    OPTIONS     COMPENSATION
------------------      ----    ------      -----   ------------   ----------  ----------   ------------
Lawrence P. Calvert      1998   $115,000    $  --     $    --        --            --        $9,695 (1)
Chief Executive Officer  1997    112,879       --          --        --         6,000         3,795

Ronald J. Pence          1998   $115,000    $  --     $    --        --            --        $8,535 (2)
President                1997    112,879       --          --        --         6,000         2,635

____________
(1)  Mr. Calvert's "Other Compensation" for 1998 consisted of $1,895 in paid term life insurance premiums and $7,800 in deferred directors' fees.
(2)  Mr. Pence's "Other Compensation" for 1998 consisted of $735 in paid term life insurance premiums and $7,800 in deferred director fees.


     OPTION YEAR-END VALUE TABLE. The following table sets forth information concerning the value of options held by the Named Executive Officers at the end of fiscal year 1998. No options were exercised during fiscal year 1998. Options are considered in-the-money of the fair market value of the underlying securities exceeds the exercise price. Neither Mr. Calvert's nor Mr. Pence's options were in-the-money at December 31, 1998.

                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                              OPTIONS AT YEAR-END          AT YEAR-END
                         ---------------------------  --------------------------
NAME                     EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                     -----------   -------------  -----------  -------------
Lawrence P. Calvert         2,000          4,000       $   --       $   --
Ronald J. Pence             2,000          4,000           --           --


TRANSACTIONS WITH MANAGEMENT

    From time to time, Kentucky National engages in banking transactions, including loans, with its directors, officers and their associates in the ordinary course of business. At December 31, 1998, $204,400 of loans to directors, officers and their associates were outstanding. Loans to directors and executive officers will only be made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and will not involve more than the normal risk of collectibility or present other unfavorable features.

    Kentucky National leases its main office from Kentucky National Properties, L.L.C., a limited liability company in which each of the directors has a 10% ownership interest. The lease is for a ten-year term with four successive renewal options of ten years each. Rental payments are $12,000 per month during the initial term of the lease with provision for increase based on the percentage increase in the Consumer Price Index. During the term of the lease and any renewals thereof, the premises may only be used for a bank or banking institution unless the prior written consent of the lessor has been received.

    During 1998, McNutt Construction Company, which is owned and operated by Director McNutt, acted as general contractor for improvements to Kentucky National's new branch at Dolphin Drive and U.S. Highway 62. Payments by Kentucky National to McNutt Construction Company totaled $309,980 for the year.

________________________________________________________________
  MARKET FOR KENTUCKY NATIONAL COMMON STOCK AND DIVIDENDS
________________________________________________________________

    There is currently no established market for the Kentucky National common stock and no bid or asked quotes are available. The most recent trade of which Kentucky National is aware took place at $25 per share. It is not expected that a market in the common stock of Kentucky National Bancorp, Inc. will develop. There were approximately 336 shareholders of record at the Record Date.

    Since commencing operations, Kentucky National has not paid any dividends. For additional information describing regulatory restrictions on the payment of dividends, see "Proposal I --
Proposed Holding Company Formation -- Comparison of
Shareholders' Rights -- Payment of Dividends."

________________________________________________________________
                 FINANCIAL STATEMENTS
________________________________________________________________

    The audited financial statements of Kentucky National for its fiscal year ended December 31, 1998, prepared in conformity with generally accepted accounting principles, are included in the Annual Report to Shareholders which accompanies this proxy statement/prospectus. No financial statements of the Holding Company are presented in this proxy statement/prospectus, as the Holding Company currently has no significant assets or liabilities. In addition, no

pro forma consolidated financial statements of the Holding
Company are included herein since such statements would reflect no material differences from the consolidated financial statements of Kentucky National.

________________________________________________________________
                 SHAREHOLDER PROPOSALS
________________________________________________________________

    If the holding company reorganization is approved by shareholders, it is anticipated that the 2000 Annual Meeting of Shareholders will be held in accordance with the Articles of Incorporation and Bylaws of the Holding Company rather than the Articles of Association and Bylaws of Kentucky National. In order for a shareholder proposal to be considered at an annual meeting of the Holding Company's shareholders, it must be delivered or mailed to the Secretary not more than 60 nor less than 30 days prior to the meeting provided that if less than 31 days' notice is given, shareholder proposals may be submitted not later than the tenth day following the day on which notice of the meeting was mailed to shareholders.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

    Your Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement/prospectus. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the Annual Meeting.


    The cost of solicitation of proxies will be borne by Kentucky National. Kentucky National will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Kentucky National may solicit proxies personally, by telegraph or telephone without additional compensation.


________________________________________________________________

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE HOLDING COMPANY OR THE BANK SINCE ANY OF THE DATES AS OF WHICH INFORMATION FURNISHED HEREIN OR SINCE THE DATE HEREOF.
________________________________________________________________



                                             Exhibit A

                  KENTUCKY NATIONAL BANK

         AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION made as of this 13th day of January, 1999, among KENTUCKY NATIONAL BANCORP, INC., an Indiana corporation (the "Holding Company"), KENTUCKY NATIONAL BANK, Elizabethtown, Kentucky, a national banking association (the "Bank"). In addition, as soon as reasonably and legally possible, the Holding Company will form as a wholly-owned subsidiary, a new national banking association organized and existing under the laws of the United States (the "New Bank") under the name and KENTUCKY NATIONAL INTERIM BANK, which will upon such formation become a party to this Agreement and to the Agreement of Merger attached hereto as Exhibit A-1. All obligations of the New Bank will, until properly assumed by the New Bank by its execution of this Agreement, be made and assumed on its behalf by the Holding Company.

     WHEREAS, the Holding Company, the Bank, and the New Bank desire to effect the formation of a bank holding company whereby the Bank and the New Bank will be merged, the surviving bank will become a wholly-owned subsidiary of the Holding Company, and the present stockholders of the Bank (except for those who perfect dissenters' rights) will become stockholders of the Holding Company, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                       ARTICLE I
                        MERGER
                        ------

     1.1 AGREEMENT TO MERGE. Subject to the terms and conditions hereinafter set forth, the parties hereto agree to effect a merger of the Bank and the New Bank (the "Merger") pursuant to the provisions of Section 215a of the National Bank Act, as amended (the "Act") in accordance with the Agreement to Merge, attached hereto as Exhibit A-1 and made a part hereof (the "Merger Agreement").

     1.2 HOLDING COMPANY COMMON STOCK. The Holding Company shall make available to the Bank and the New Bank a sufficient number of shares of the Common Stock, par value $0.01 per share (the "Holding Company Common Stock"), of the Holding Company to effect the Merger pursuant to the Merger Agreement.

                          ARTICLE II
   SHARES OF THE HOLDING COMPANY AND OF THE SURVIVING BANK
   -------------------------------------------------------

     2.1 CONVERSION OF SHARES. The manner of converting the shares of Common Stock, par value $1.00 per share, of the Bank (the "Bank Common Stock") into shares of Holding Company Common Stock and the shares of Common Stock of the New Bank into shares of Common Stock of the surviving bank in the Merger and the assumption of the outstanding options of the Bank by the Holding Company, shall be as set forth in Section 7 of the Merger Agreement.

                          ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY
    -----------------------------------------------------

     The Holding Company represents, warrants and agrees as follows:

     3.1 ORGANIZATION AND STANDING. The Holding Company is a corporation duly organized and validly existing under the Indiana Business Corporation Law.

     3.2 CAPITALIZATION. The Holding Company is authorized to issue 5,000,000 shares of Common Stock, par value $0.01 per share, of which 1000 shares are issued and outstanding and 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. There are no outstanding options, warrants, calls, convertible securities, subscriptions, or other commitments or rights of any nature with respect to the Common Stock of the Holding Company.

     3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery, and performance of this Agreement have been duly authorized by the Board of Directors of the Holding Company. Subject to appropriate stockholder and regulatory approvals, neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will violate any agreement to which the Holding Company is a party or by which it is bound or any law, order, or decree or any provision of its Articles of Incorporation or By-laws.

     3.4 ABSENCE OF LIABILITIES. Prior to the effective time of the Merger, the Holding Company will have engaged only in the transactions contemplated by this Agreement and the Merger Agreement, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Merger Agreement.

                      ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE BANK
     ------------------------------------------

     The Bank represents, warrants and agrees as follows:

     4.1 ORGANIZATION AND STANDING. The Bank is a national banking association duly organized and validly existing under the Act.

     4.2 CAPITALIZATION. The Bank is authorized to issue 1,000,000 shares of Common Stock, par value $1.00 per share, of which 240,000 shares are issued and outstanding. As of the date of this Agreement, the Bank has issued 16,000 options at an exercise price of $25.00 per share each. Each such option is exercisable for one share of Bank Common Stock. There are no other outstanding options, warrants, calls, convertible securities, subscriptions, or other commitments or rights of any nature with respect to the Bank Common Stock.

     4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery, and performance of this Agreement and of the Merger Agreement have been duly authorized by the Board of Directors of the Bank. Subject to appropriate stockholder and regulatory approvals, neither the execution and delivery of this Agreement or the Merger Agreement nor the consummation of the transactions provided for herein or therein will violate any agreement to which the Bank is a party or by which it is bound, or any law, order, decree, or any provision of its Articles of Incorporation or By-laws.

                       ARTICLE V
   REPRESENTATIONS AND WARRANTIES OF THE NEW BANK
   ----------------------------------------------

     The New Bank represents, warrants and agrees as follows:

     5.1 ORGANIZATION AND STANDING. The New Bank is an interim national banking institution in the process of formation under the Act.

     5.2 CAPITALIZATION. The New Bank is authorized to issue 1,000,000 shares of Common Stock, par value $1.00 per share, of which 100,000 shares will be issued and outstanding and owned by the Holding Company and nine organizers immediately prior to the Merger.

     5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery, and performance of this Agreement and the Merger Agreement have been duly authorized by the Board of Directors of the New Bank. Subject to appropriate stockholder and regulatory approvals, neither the execution and delivery of this Agreement or the Merger

Agreement nor the consummation of the transactions provided for herein or therein will violate any agreement to which the New Bank is a party or by which it is bound or any law, order, decree, or any provision of its Articles of Incorporation or By-laws.

     5.4 ABSENCE OF LIABILITIES. Prior to the effective time of the Merger, the New Bank will have engaged only in the transactions contemplated by this Agreement and the Merger Agreement, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Merger Agreement.

                      ARTICLE VI
          COVENANTS OF THE HOLDING COMPANY
          --------------------------------

     The Holding Company agrees that between the date hereof and the effective time of the Merger:

     6.1 CAPITALIZATION OF THE NEW BANK. The Holding Company shall purchase a total of 91,000 shares of Common Stock, par value $1.00 per share, of the New Bank for $1.20 per share, and shall cause the New Bank to do all things necessary to obtain a charter as an interim national banking association, pursuant to the Act, so as to permit the consummation of the Merger provided for in the Merger Agreement. The Holding Company may also purchase the subscription rights of the organizers of the New Bank for the 9,000 shares of Common Stock issued to them in the aggregate. Such shares of the organizers shall be purchased at $1.20 per share.

     6.2 APPROVAL OF MERGER. The Holding Company, as a stockholder of the New Bank, shall approve this Agreement and the Merger Agreement in accordance with applicable law.

     6.3 ORGANIZATIONAL STOCK OPTION PLAN. The Holding Company shall assume all of the Bank's obligations under the Bank's Organizational Stock Option Plan and each outstanding option thereunder shall become an option to purchase the same number of shares of Holding Company Common Stock at the same exercise price per share and on the same terms and conditions as before the Merger. The Holding Company shall at all times reserve a sufficient number of shares of Holding Company Common Stock to fulfill its obligations under the Organizational Stock Option Plan.

     6.4 STOCK TRANSFER AGREEMENT. The Holding Company agrees to be bound by and assume all of the obligations of the Bank under the Stock Transfer Agreement by and among the Bank, the Organizers of the Bank and each stockholder and place a legend in the form specified on each certificate evidencing ownership of shares of Holding Company Common Stock.

     6.5 BEST EFFORTS. The Holding Company will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, subject, however, to the requisite vote of the stockholders of the Bank in accordance with the requirements of the Act and applicable law.

                      ARTICLE VII
                COVENANTS OF THE BANK
                ---------------------

     The Bank agrees that between the date hereof and the effective time of the Merger:

     7.1 STOCKHOLDERS MEETING. The Bank shall submit this Agreement and the Merger Agreement to the vote of its stockholders, as provided by the Act and other applicable laws, at the Annual Meeting of Stockholders to be held on or about April 27, 1999, and any adjournment or postponement thereof.

     7.2 BEST EFFORTS. The Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, subject, however, to the requisite vote of the stockholders of the Bank in accordance with the requirements of the Act and applicable law.

                     ARTICLE VIII
      CONDITIONS TO OBLIGATIONS OF THE PARTIES
      ----------------------------------------

     The obligations of the parties to consummate this Agreement and the Merger Agreement shall be subject to the following conditions:

     8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties and covenants contained in Sections 3, 4, 5, 6, and 7 hereof shall be true as of and at the effective time of the Merger, and each party shall have performed all obligations required hereby to be performed by it prior to the effective time of the Merger.

     8.2  BANK STOCKHOLDER APPROVAL.  The stockholders of the
Bank shall have duly approved this Agreement and the Merger
Agreement in accordance with applicable laws.

     8.3 REGULATORY APPROVALS. Any federal or state regulatory agency having jurisdiction (banking or otherwise), to the extent that any consent or approval is required by applicable laws or regulations for the consummation of this Agreement and the Merger Agreement, shall have granted any necessary consent or approval.

     8.4 REGISTRATION STATEMENT. The Registration Statement on Form S-4 (the "Registration Statement") filed by the Holding Company, if required, under the Securities Act of 1933, as amended, covering the shares of the Holding Company Common Stock to be issued pursuant to the Merger Agreement shall have been declared effective by the Securities and Exchange Commission; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Holding Company, shall be contemplated or threatened by the Securities and Exchange Commission.

     8.5 LITIGATION. There shall be no litigation or proceeding pending or threatened for the purpose of enjoining, restraining or preventing the consummation of the Merger, this Agreement or the Merger Agreement or otherwise claiming that such consummation is improper.

     8.6 TAX OPINION. A tax opinion shall have been obtained from Housley Kantarian & Bronstein, P.C., counsel to the Bank that the conversion of the Bank Common Stock into the Holding Company Common Stock will be tax free for federal income tax purposes; provided, however, that the requirements of this
Section 8.6 may be waived by the affirmative vote of a majority of the Board of Directors of each of the parties hereto.

                      ARTICLE IX
         TERMINATION, WAIVER, AND AMENDMENT
         ----------------------------------

     9.1 CIRCUMSTANCES OF TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the Merger Agreement may be terminated at any time before the effective time of the Merger (whether before or after action with respect thereto by the Bank's stockholders) only:

          (a) by the mutual consent of the Board of Directors of the Bank, the New Bank and the Holding Company evidenced by an instrument in writing signed on behalf of each by any two of their respective officers; or

          (b) by the Board of Directors of the Bank if, in its sole judgment, the Merger would be inadvisable because of the number of stockholders of the Bank who perfect their dissenter's rights in accordance with
     applicable law and the Merger Agreement, or if, in the sole judgment of such Board, the Merger would not be in the best interests of the Bank or its employees, depositors or stockholders for any reason whatsoever.

     9.2 EFFECT OF TERMINATION. In the event of the termination and abandonment hereof, this Agreement and the Merger Agreement shall become void and have no effect, without any liability on the part of any of the parties, their directors, officers or stockholders, except as set forth in
Section 10 hereof.

     9.3 WAIVER. Any of the terms or conditions of this Agreement and the Merger Agreement may be waived in writing at any time by the Bank by action taken by its Board of Directors, whether before or after action by the Bank's stockholders; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors, such waiver will not have a materially adverse effect on the benefits intended to be granted hereunder to the stockholders of the Bank.

     9.4 AMENDMENT. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the Merger Agreement may be amended at any time by the affirmative vote of a majority of the Board of Directors of each of the Bank, the Holding Company and the New Bank, whether before or after action with respect thereto by the Bank's stockholders and without further approval of such amendment by the stockholders of the parties hereto; provided, however, that
Section 2.1 of this Agreement and Section 7 of the Merger Agreement may not be amended after the meeting of the Bank's stockholders referred to in Section 7.1 hereof except by the vote of the Bank's stockholders required for the approval of the Merger by such stockholders.


                       ARTICLE X
                       EXPENSES
                       --------

     10.1 GENERAL. Each party hereto will pay its own expenses incurred in connection with this Agreement and the Merger
Agreement, whether or not the transactions contemplated herein are effected.

     10.2 CAPITAL DISTRIBUTION. Upon the effective time of the Merger, the surviving bank shall make a capital distribution to the Holding Company in an amount equal to the sum of:

          (a) the expenses of the Holding Company in connection with the transactions contemplated herein, if any;

          (b)  the principal amount of any loan that the Holding
     Company shall have obtained to purchase shares of Common
     Stock of the New Bank as provided in 6.1 hereof; and

          (c) the amount of any interest incurred by the Holding Company on account of any loans obtained by it in order to purchase shares of Common Stock of the New Bank as provided in Section 6.1 hereof.

                      ARTICLE XI
                    MISCELLANEOUS
                    -------------

     11.1 RESTRICTIONS ON AFFILIATES. The Holding Company may cause stock certificates representing any shares issued to any stockholder who may be deemed to be an affiliate of the Bank, within the meaning of Rule 145 under the Securities Act of 1933, as amended, to bear a legend setting forth any applicable restrictions on transfer thereof under Rule 145 and may cause stop-transfer orders to be entered with its transfer agent with respect to any such certificates.

     11.2 NO BROKERS. Each of the parties represents to the other that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby.

     11.3 RIGHT TO WITHHOLD DIVIDENDS. The Board of Directors of the Holding Company reserves the right to withhold dividends from any former stockholder of the Bank who fails to exchange certificates representing the shares of the Bank for certificates representing the shares of the Holding Company in accordance with Section 7 of the Merger Agreement.

     11.5 ENTIRE AGREEMENT. This Agreement (including the Merger Agreement attached as an exhibit hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     11.6 CAPTIONS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement or the Merger Agreement.

     11.7 APPLICABLE LAW.  This Agreement and the Merger
Agreement shall be governed by the laws of the Commonwealth of Kentucky applicable to contracts executed in and to be performed exclusively within the Commonwealth of Kentucky, regardless of where they are executed.

     11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day, month and year first above mentioned.

                              KENTUCKY NATIONAL BANCORP, INC.


                              By:  /s/ Ronald J. Pence
                                   ---------------------------
                                   Ronald J. Pence, President


                              KENTUCKY NATIONAL BANK


                              By:  /s/ Ronald J. Pence
                                   ---------------------------
                                   Ronald J. Pence, President



     Kentucky National Interim Bank hereby agrees to and assumes all of the obligations and agreements contained herein which were agreed to and assumed on its behalf by Kentucky National
Bancorp, Inc.

                              Date:____________________

                              KENTUCKY NATIONAL INTERIM BANK


                              By: ____________________________



                                           EXHIBIT A-1

                  AGREEMENT TO MERGE

               KENTUCKY NATIONAL BANK
      WITH AND INTO, AND UNDER THE CHARTER OF,
           KENTUCKY NATIONAL INTERIM BANK
     UNDER THE TITLE OF "KENTUCKY NATIONAL BANK"

     THIS AGREEMENT is made between KENTUCKY NATIONAL BANK (hereinafter referred to as the "Bank"), a national banking association located at 1000 North Dixie Avenue, City of Elizabethtown, County of Hardin, in the Commonwealth of Kentucky and KENTUCKY NATIONAL INTERIM BANK (hereinafter referred to as the "New Bank"), a national banking association located at the same address, and is JOINED IN AND assented to by KENTUCKY NATIONAL BANCORP, INC., an Indiana corporation (hereinafter referred to as the "Holding Company").

     The Bank and the New Bank are banks duly organized under the banking laws of the United States of America. As of December 31, 1998, the Bank had capital stock issued and outstanding in the amount of $240,000 (divided into 240,000 shares of common stock of the par value of $1.00 per share), surplus of $_________ and undivided profits (including unrealized gains on securities available for sale) of $_____________.

     The New Bank was organized on ______ __, 1999, and has authorized capital stock in the amount of $1,000,000 (divided into 1,000,000 shares of common stock of the par value of $1.00 per share). Immediately prior to the merger becoming effective, 100,000 shares of the New Bank shall be issued and outstanding and the New Bank shall have a surplus in the amount of $20,000. The merger hereby provided for shall hereinafter be called the "Merger."

     The Holding Company is a corporation duly organized under the laws of the State of Indiana and has its principal office in the City of Elizabethtown, County of Hardin, Commonwealth of Kentucky. The Holding Company's authorized capital stock consists of 6,000,000 shares of common stock, of the par value of $.01 per share and 1,000,000 shares of preferred stock of the par value of $.01 per share.

     A majority of the Board of Directors of the Bank and a majority of the Board of Directors of the New Bank have, respectively, approved this Agreement and authorized its execution. A majority of the Board of Directors of the Holding Company has approved this Agreement, agreed that the Holding Company shall join in and be bound by it, and authorized the undertakings hereinafter made by the Holding Company.

     This Agreement is and shall be deemed to be a plan of reorganization within the meaning of Section 368 of the Internal
Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the premises, the Bank and the New Bank, joined in by the Holding Company, hereby make this Agreement prescribing the terms and conditions of merger of the Bank and the New Bank as follows:

                       SECTION 1

     The Bank shall be merged into the New Bank under the Charter and Articles of Association of the New Bank pursuant to the provisions of, and with the effect provided in, Section 2 of Chapter 209 of the Act of Congress of November 7, 1918, as amended (12 U.S.C. Section 215a).

                          A-1-1

                       SECTION 2

     The name of the receiving association (hereinafter referred to as the "Association") shall be "Kentucky National Bank" and its charter number shall be 23434.

                       SECTION 3

     The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at 1000 North Dixie Avenue, Elizabethtown, Kentucky, and its legally established branches.

                       SECTION 4

     The amount of capital stock of the Association shall be $200,000 divided into 100,000 shares of common stock, each of $1.00 par value, and at the time the Merger shall become effective, the Association shall have a surplus of $_________, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between December 31, 1998, and the effective time of the Merger.

                       SECTION 5

     (a) Upon the Merger becoming effective, the corporate existence of the Bank and the New Bank shall, as provided by the aforementioned Act of Congress, be merged into and continued in the Association, and the Association shall be deemed to be the same corporation as the Bank and the New Bank. All rights, franchises, and interests of the Bank and the New Bank, respectively, in and to every type of property (real, personal, and mixed) and chooses in action shall be transferred to and vested in the Association by virtue of such Merger without any deed or other transfer, and the Association, without any order or action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates and persons, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by the Bank and the New Bank, respectively, at the time the Merger becomes effective. Thereafter, the Association shall engage in the business of a national banking association at the main office and the legally established and approved branches of the Bank.

     (b) Upon the Merger becoming effective, the Association shall be liable for all liabilities of the Bank; and all liabilities, obligations, and contracts of the Bank and of the New Bank, respectively, matured or unmatured, whether accrued, absolute, contingent, or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of the Bank or the New Bank, as the case may be, shall be those of the Association, and shall not be released or impaired by the merger, and all rights of creditors and other obligees and all liens on property of either the Bank or the New Bank shall be preserved unimpaired.

                       SECTION 6

     This Agreement shall be submitted to the stockholders of the Bank and the New Bank for ratification and confirmation at meetings to be called and held in accordance with the applicable provisions of law and their respective Articles of Association and By-laws. The Bank and the New Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided including, without being limited to, the preparation and submission of an application to the Comptroller of the Currency of the United States for approval of the merger under the provisions of Section 18(c) of the Federal Deposit Insurance Act, as amended (12 U.S.C.
Section 1828(c)) and Section 215a of Title 12 United States
Code.

                          A-1-2

                       SECTION 7

     Upon the merger becoming effective:

     (a) Each share of the common stock of the Bank (other than shares as to which dissenters' rights of appraisal have been elected and perfected in accordance with Section 11 hereof and applicable law) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and become one share of the common stock of the Holding Company, and outstanding certificates representing shares of common stock, par value $1.00 per share, of the Bank shall thereafter represent shares of common stock, par value $0.01 per share, of the Holding Company. Each holder of any such shares of the Bank which shall have been so converted into common stock of the Holding Company, shall, upon surrender in proper form to the Association for cancellation of one or more stock certificates (hereinafter called "Old Certificates") which, prior to the merger becoming effective, represented common stock of the Bank, be entitled to receive as evidence of the shares so converted one or more stock certificates (hereinafter called "New Certificates") bearing the name of the Holding Company as issuer, for the number of shares of Holding Company represented by such Old Certificates when surrendered. Until so surrendered, each Old Certificate shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of common stock of the Holding Company which the holder thereof would be entitled to receive upon its surrender, except that Holding Company may withhold, from the holder of shares represented by such Old Certificates, distribution of any or all dividends declared by the Holding Company on such shares until such time as such Old Certificate shall be surrendered in exchange for one or more New Certificates, at which time dividends so withheld by the Holding Company with respect to such shares shall be delivered, without interest thereon, to the stockholder to whom such New Certificates are issued.

     (b) The amount, and the number of shares, of common stock of the New Bank outstanding immediately before the merger becomes effective (specifically $200,000 divided into 200,000 shares of the par value of $1.00 each) shall be the amount and the number of shares of the common stock of the Association outstanding upon the completion of the merger.

     (c) No cash shall be allocated to stockholders of the Bank (except as to those stockholders who elect to dissent from the plan of merger as provided in Section 11 hereof) or to any other person, firm, or corporation, and stock shall be allocated as follows:

          (i) To stockholders of the Bank of record at the time the Merger becomes effective there shall be allocated one share of common stock of the Holding Company for each one share of common stock of the Bank held of record at the time of the Merger; and

          (ii) To the Holding Company there shall be allocated the amount, and the number of shares, of common stock of the Association of the par value of $1.00 per share, which shall be equal to the amount, and the number of shares, of common stock of the Bank outstanding immediately before the Merger.

     (d) The Holding Company shall assume all of the obligations of the Bank under the stock options outstanding to the extent that such options remain unexercised on the effective date of the Merger of the Bank and the New Bank. Option holders shall receive options to purchase the same number of shares at the same option exercise price that the option held had such option been exercised prior to the Merger.

     (e) The shares of the capital stock of the New Bank issued and outstanding at the time of the Merger shall continue to be issued and outstanding shares of the Association.

                       SECTION 8

     Neither of the banks shall declare or pay any dividend to its stockholders between the date of this Agreement and the time at which the Merger shall become effective, except in the ordinary course of business, nor dispose of any of its assets in any other manner except in the normal course of business and for adequate value.
                          A-1-3

                       SECTION 9

     The present Board of Directors of the Bank shall continue to serve as the Board of Directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.

                      SECTION 10

     Effective as of the time this Merger shall become effective as specified in the "Certificate Approving Merger" to be issued by the Comptroller of the Currency, the Articles of Association of the Association shall read in their entirety as provided in Exhibit A hereto. The By-Laws of the Association shall be the By-Laws of the Bank.

                      SECTION 11

     Any stockholder of the Bank who shall have voted against the Merger at the meeting of the stockholders of the Bank held for the purpose set forth in Section 6 of this Agreement or who shall have given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when the Merger shall be approved by the Comptroller of the Currency upon written request made to the Association at any time before 30 days after the date of consummation of the Merger, accompanied by the surrender of his stock certificates. The value of the shares of any dissenting stockholder shall be ascertained, as of the effective date of the Merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash (by reason of such dissent and request for appraisal); (2) one selected by the directors of the Association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting stockholder who has requested payment, that stockholder may, within five days after being notified of the appraised value of such shares, appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant. If within 90 days from the date of consummation of the Merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller of the Currency shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller of the Currency in making the reappraisal or the appraisal, as the case may be, shall be paid by the Association. The value of the shares ascertained shall be promptly paid to the dissenting stockholders by the Association.

                      SECTION 12

     Effectuation of the Merger herein provided for is conditional upon:

          (a) Ratification and confirmation of this Agreement by vote of the stockholders of the Bank and the New Bank as required by law;

          (b) The approval of the Office of the Comptroller of the Currency of the merger herein provided for; and

          (c) Procurement of all other consents and approvals, and satisfaction of all other requirements prescribed by law, which are necessary for consummation of the merger.

                          A-1-4

                      SECTION 13

     In the event that:

          (a) The number of shares of capital stock of the Bank voted against the Merger, or in respect of which written notice is given purporting to dissent from the Merger, shall make consummation of the Merger unwise in the opinion of either the Board of Directors of the Bank or the Board of Directors of the New Bank; or

          (b) Any action, suit, proceeding, or claim has been instituted, made or threatened relating to the proposed merger which shall make consummation of the Merger inadvisable in the opinion of either the Board of Directors of the Bank or the Board of Directors of the New Bank; or

          (c) Any action, consent or approval, governmental, or otherwise, which is, or in the opinion of counsel for the Bank may be, necessary to permit or enable the Association, upon and after the Merger, to conduct all or any part of the business and activities of the Bank up to the time of the Merger, in the manner in which such activities and business are then conducted, shall not have been obtained; or

          (d) For any other reason consummation of the merger is inadvisable in the opinion of the respective Boards of Directors of both the Bank and the New Bank; then this Agreement may be terminated at any time before the merger becomes effective by written notice by either the Bank or the New Bank to the other of them, authorized or approved by resolution adopted by the Board of Directors of the one of them giving such notice. Upon termination by written notice as provided in this Section 13, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of the Bank, the New Bank, Holding Company or the directors, officers, employees, agents or stockholders, or any of them.

                      SECTION 14

     Subject to the terms of and upon satisfaction of all requirements of law and the conditions specified in this Agreement, including, among other conditions, receipt of the approval of the Comptroller of the Currency specified in the Act of Congress referred to in Section l of this Agreement, the merger shall become effective at the time specified in the certificate to be issued by the Comptroller of the Currency under the seal of his office approving the merger.



                               A-1-5

     WITNESS, the signature and seals of said merging banks this ____ day of _________, 1999, each hereunto set by its President and attested by its Cashier, pursuant to a resolution of its Board of Directors, acting by a majority thereof, and witness the signatures hereto of a majority of each of said Boards of
Directors:


ATTEST:                       KENTUCKY NATIONAL BANK

(SEAL)


By:  _______________________ By: ___________________________
     Cashier                     Ronald J. Pence, President





ATTEST:                       KENTUCKY NATIONAL INTERIM BANK

(SEAL)



By:  _______________________ By: ____________________________
     Cashier                     Ronald J. Pence, President




                     *  *  *  *  *

     Kentucky National Bancorp, Inc. hereby joins in and assents to the foregoing Agreement, undertakes that it will be bound thereby and that it will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Kentucky National Bancorp, Inc. has caused this undertaking to be executed by its duly authorized officer and its corporate seal to be hereunto affixed this ___ day of __________, 1999.


                              KENTUCKY NATIONAL BANCORP, INC.


                              By: __________________________
                                  Ronald J. Pence, President

                            A-1-6

                                             Exhibit B


              ARTICLES OF INCORPORATION

                         OF

           KENTUCKY NATIONAL BANCORP, INC.



                      ARTICLE I

                        NAME

     The name of the corporation is Kentucky National Bancorp, Inc. (the "Corporation") and the address of the initial principal office of the Corporation is 1000 North Dixie Avenue, Elizabethtown, Kentucky 42701.


                      ARTICLE II

                   REGISTERED OFFICE

     The address of the Corporation's registered office is One
North Capitol Avenue, in the City of Indianapolis, in the County of Marion, in the State of Indiana. The name of the Corporation's registered agent at the registered office is CT
Corporation System.


                      ARTICLE III

                        POWERS

     The purpose for which the Corporation is organized is to act as a bank holding company and to transact all other lawful business for which corporations may be incorporated pursuant to the laws of Indiana. The Corporation shall have all the powers of a corporation organized under said laws.


                      ARTICLE IV

                         TERM

     The Corporation is to have perpetual existence.


                       ARTICLE V

                     INCORPORATOR

     The name and street address of the incorporator are as follows:

             NAME                    STREET ADDRESS
             ----                    --------------
          Ronald J. Pence        1000 North Dixie Avenue
                                 Elizabethtown, Kentucky  42701

                      ARTICLE VI

                   INITIAL DIRECTORS

    The number of directors constituting the initial board of directors of the Corporation is nine, and the names and addresses of the persons who are to serve as directors until their successors are elected and qualified are:


             NAME                    STREET ADDRESS
             ----                    --------------

      Dr. Robert Earl Robbins     1000 North Dixie Avenue
                                  Elizabethtown, Kentucky  42701

      Lawrence P. Calvert         1000 North Dixie Avenue
                                  Elizabethtown, Kentucky  42701

      Ronald J. Pence             1000 North Dixie Avenue
                                  Elizabethtown, Kentucky  42701

      Leonard Allen McNutt        1000 North Dixie Avenue
                                  Elizabethtown, Kentucky  42701

      Lois Watkins Gray           1000 North Dixie Avenue
                                  Elizabethtown, Kentucky  42701

      Kevin D. Addington          1000 North Dixie Avenue
                                  Elizabethtown, Kentucky  42701

      William R. Hawkins          1000 North Dixie Avenue
                                  Elizabethtown, Kentucky  42701

      Dr. Christopher G. Knight   1000 North Dixie Avenue
                                  Elizabethtown, Kentucky  42701

      Henry Lee Chitwood          1000 North Dixie Avenue
                                  Elizabethtown, Kentucky  42701


                      ARTICLE VII

                     CAPITAL STOCK

    The aggregate number of shares of all classes of capital stock that the Corporation has authority to issue is 6,000,000, of which 5,000,000 are to be shares of common stock, $.01 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.01 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the shareholders, except as otherwise provided in this Article VII. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the adequacy of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.


    A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock and the qualifications, limitations or restrictions thereof, are as follows:

    A. COMMON STOCK. Except as otherwise provided in these Articles of Incorporation or by Indiana law, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

    Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

    In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

    Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

    B. SERIAL PREFERRED STOCK. Except as otherwise provided in these Articles of Incorporation, the board of directors of the Corporation is further authorized, by resolution or resolutions from time to time adopted without shareholder action and by filing articles of amendment with the Secretary of State of Indiana, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

    1. the distinctive serial designation and the number of shares constituting such series; and

    2. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends; and

    3. the voting powers, full or limited, if any, of the shares of such series; and

    4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed; and

    5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

    6. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds; and

    7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

    8. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

    9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

    Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.


                     ARTICLE VIII

                   PREEMPTIVE RIGHTS

    No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                      ARTICLE IX

                 REPURCHASE OF SHARES

    The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law or regulation. Any shares of capital stock so acquired may either be held in treasury or treated as authorized but unissued shares as determined by the board of directors.


                       ARTICLE X

    MEETINGS OF SHAREHOLDERS; NO CUMULATIVE VOTING

    A. Except as otherwise required by law, notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting, except any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action and the action is evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation.

    B. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of the Corporation, include the power and authority to call such meetings, by the chairman of the board of directors or by the President of the Corporation, but such special meetings may not be called by any other person or persons, except as otherwise provided in the Bylaws of the Corporation or required by law.

    C. Meetings of shareholders may be held within or without the State of Indiana, as the Bylaws may provide.

    D. There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

                      ARTICLE XI

         NOTICE FOR NOMINATIONS AND PROPOSALS

    A. Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of shareholders may be made by the board of directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee,
(iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and (v) as to the shareholder giving such notice (A) his name and address as they appear on the Corporation's books, and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

    B. Each such notice given by a shareholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business;
(iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such

business. Notwithstanding anything in these Articles of Incorporation to the contrary, no business submitted by shareholders shall be conducted at the meeting except in accordance with the procedures set forth in this Article XI.

    C. The Chairman of the annual meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded.


                      ARTICLE XII

                       DIRECTORS

    A. NUMBER; VACANCIES. The number of directors of the Corporation shall be such number, not less than 7 nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the Bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the group to which the director has been chosen expires and when the director's successor is elected and qualified. Directors need not be residents of any particular state, country or other jurisdiction.

    B. STAGGERED BOARD. The board of directors of the Corporation shall be divided into three groups of directors which shall be designated Group I, Group II and Group III. The members of each group shall be elected for a term of three years and until their successors are elected and qualified. Such groups shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one group expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Group I or II as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be placed in Group I; and (ii) if there be an excess of two directorships over a number equally divisible by three, one shall be placed in Group I and the other in Group II. At the first meeting of shareholders at which directors are elected, directors of Group I shall be elected to hold office for a term expiring at the first succeeding annual meeting thereafter; directors of Group II shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter; and directors of Group III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each group shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

    Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among groups as appropriate so that the number of directors in each group is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among groups as appropriate so that the number of directors in each group is as specified in the immediately preceding paragraph.

    Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of ]said directors so elected in addition to the number of directors fixed as provided above in this Article XII. Notwithstanding

the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.


                     ARTICLE XIII

                 REMOVAL OF DIRECTORS

    Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation, any director or directors or the entire board of directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the shares of capital stock outstanding and eligible to vote in election of directors. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XIII shall not apply with respect to the director or directors elected by such holders of preferred stock and such director or directors may only be removed for cause by the affirmative vote of the holders of two-thirds of such series, voting separately as a class.


                      ARTICLE XIV

   RESTRICTIONS ON VOTING RIGHTS OF CERTAIN HOLDERS

    (A) RESTRICTION ON VOTING RIGHTS OF CERTAIN HOLDERS. If, at any time, any person shall acquire the beneficial ownership of more than ten percent (10%) of any class of equity security of the Corporation without the prior approval by a two-thirds vote of the Continuing Directors, as defined in Article XV of these Articles of Incorporation, then the record holders of voting stock of the Corporation beneficially owned by such acquiring person shall have only the voting rights set forth in this Section (A) on any matter requiring their vote or consent. With respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of the Corporation which such record holders would otherwise be entitled to cast without giving effect to this Section (A), such record holders in the aggregate shall be entitled to cast only one-hundredth (1/100th) of a vote, and the aggregate voting power of such record holders, so limited for all shares of voting stock of the Corporation beneficially owned by such acquiring person, shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, as so limited, of the outstanding shares of voting stock of the Corporation beneficially owned by such acquiring person by a fraction whose numerator is the number of votes represented by the shares of voting stock of the Corporation owned of record by such record holder (and which are beneficially owned by such acquiring person) and whose denominator is the total number of votes represented by the shares of voting stock of the Corporation that are beneficially owned by such acquiring person. A person who is a record owner of shares of voting stock of the Corporation that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this Section (A) by virtue of such shares being so beneficially owned by any of such acquiring persons.

    (B)  DEFINITIONS.  The term "person" means an individual,
a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding or disposing of securities of the Corporation. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for or request for invitation for tenders of, a security or interest in a security for value. The term "acting in concert" includes: (1) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement; and (2) a combination or pooling of voting or other interests in
the Corporation's outstanding shares for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term "beneficial ownership" shall have the meaning defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934.

    (C) EXCLUSION FOR UNDERWRITERS, EMPLOYEE BENEFIT PLANS AND CERTAIN PROXIES. The restrictions contained in this Article XIV shall not apply to: (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than ten percent (10%) of any class of equity security of the Corporation; (2) any proxy granted to one or more Continuing Directors, as defined in
Article XV of these Articles of Incorporation, by a shareholder of the Corporation; or (3) any employee benefit plans of the Corporation or a subsidiary thereof. In addition, the Continuing Directors, as defined in Article XV of these Articles of Incorporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors, as defined in Article XV of these Articles of Incorporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries, or group of any of them, shall be exempt from the provisions of this Article XIV should any such person or group become a beneficial owner of more than ten percent (10%) of any class of equity security of the Corporation.

    (D) DETERMINATIONS. A majority of the Continuing Directors, as defined in Article XV of these Articles of Incorporation, shall have the power to construe and apply the provisions of this Article XIV and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (1) the number of shares beneficially owned by any person; (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership; (3) the application of any other definition or operative provision of this Article XIV to the given facts; or
(4) any other matter relating to the applicability or effect of this Article XIV. Any constructions, applications or determinations made by the Continuing Directors, as defined in
Article XV of these Articles of Incorporation, pursuant to this
Article XIV in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders.


                      ARTICLE XV

       APPROVAL OF CERTAIN BUSINESS COMBINATIONS

    The shareholder vote required to approve Business
Combinations (as hereinafter defined) shall be as set forth in this Article XV.

    A.   (1)  Except as otherwise expressly provided in this
Article XV, the affirmative vote of the holders of (i) at least eighty percent (80%) of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least eighty percent of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

              (a)  any merger or consolidation of the
Corporation with or into a Related Person (as hereinafter defined);

              (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

              (c)  any merger or consolidation of a Related
Person with or into the Corporation or a subsidiary of the Corporation;

              (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

              (e)  the issuance of any securities of the
Corporation or a subsidiary of the Corporation to a Related
Person;

              (f)  the acquisition by the Corporation or a
subsidiary of the Corporation of any securities of a Related
Person;

              (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

              (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article
XV.

         (2)  Such affirmative vote shall be required
notwithstanding any other provision of these Articles of Incorporation, any provision of law or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

         (3)  The term "Business Combination" as used in this
Article XIV shall mean any transaction which is referred to in any one or more of clauses (a) through (h).

    B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles of Incorporation, any provision of law or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

    C. For the purposes of this Article XV the following definitions apply:

         (1)  The term "Related Person" shall mean and include
(a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Act of 1934) in the aggregate ten percent (10%) or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, upon exercise of conversion rights, warrants or options or otherwise, shall be deemed "beneficially owned" by such Related Person.

         (2) The term "Substantial Part" shall mean more than twenty-five (25%) percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

         (3) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Party and was a member of the Board prior to the time that the Related Party became a Related Party, and any successor of a Continuing Director who is unaffiliated with the Related Party and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

         (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.


                      ARTICLE XVI

          EVALUATION OF BUSINESS COMBINATIONS

    In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the shareholders, when evaluating a Business Combination (as defined in Article XV of these Articles of Incorporation) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience and integrity of the acquiring person, entity or group and its management.


                     ARTICLE XVII

            LIMITED LIABILITY OF DIRECTORS

    No director of the Corporation shall be subject to liability for any action taken as a director, or any failure to take any action as a director, unless both (i) the director has breached or failed to perform the duties of the director's office in compliance with applicable law, and (ii) the breach or failure to perform constitutes willful misconduct or recklessness under applicable law.

    If the Indiana Business Corporation Law or other applicable law is amended after the effective date of these Articles of Incorporation to permit further limitation or elimination of the liability of directors, then the liability of every director of the Corporation shall be eliminated or limited to the fullest extent permitted under the Indiana Business Corporation Law or other applicable law as amended.

    Any repeal or modification of the foregoing paragraphs by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                     ARTICLE XVIII

                    INDEMNIFICATION

    A. PERSONS ENTITLED TO INDEMNIFICATION. The Corporation shall indemnify, to the extent provided in paragraph B of this
Article XVIII:

    1. any person who is or was a director, officer, employee or agent of the Corporation; and

    2. any person who, while a director, officer, employee or agent of the Corporation, serves or has served at the Corporation's request as a director, officer, employee, partner, manager, member or trustee of another corporation, limited liability corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

  For purposes of clause A.2, a person shall be considered to be serving an employee benefit plan at the Corporation's request if the person's duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

    B. EXTENT. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "Proceeding") against a person described in paragraph A by reason of his holding a position described in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the Proceeding, including, but not limited to (i) reasonable expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, (iv) penalties, and (v) fines (including any excise tax assessed with respect to an employee benefit plan).

    C. STANDARD. A person described in paragraph A shall be indemnified if:

    1. he is wholly successful, on the merits or otherwise, in the defense of the Proceeding; or

    2. (i) his conduct in the transaction which is the subject of the Proceeding was in good faith; and

         (ii) he reasonably believed that:

              a. in the case of conduct in his official capacity as a director, officer or employee of the Corporation, his conduct was in the Corporation's best interests, which shall include any and all actions taken in connection with the Corporation's response to a tender offer or other offer or proposal of another party to engage in a Business Combination (as defined in Article XV of these Articles of Incorporation) not approved by the Continuing Directors (as defined in Article XV of these Articles of Incorporation);

              b. in the case of conduct with respect to an employee benefit plan, his conduct was in the interests of the participants in and beneficiaries of the plan; and

              c. in all other cases, his conduct was at least not opposed to the best interests of the Corporation;
          and

          (iii) in the case of a criminal proceeding, he either had (a) reasonable cause to believe that his conduct was lawful, or (b) no reasonable cause to believe that his conduct was unlawful.


         The termination of a Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this subparagraph C.2.

    D.  DETERMINATION THAT STANDARD HAS BEEN MET.  A
determination that the standard of subparagraph C.2 has been satisfied may be made by:

  1. the board of directors by a majority vote of a quorum consisting of directors of the Corporation not at the time parties to the Proceeding ("disinterested directors"); or

  2. if a quorum consisting of disinterested directors cannot be obtained, by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties to the Proceeding may participate) consisting solely of two or more disinterested directors; or

  3. special legal counsel (selected by the board of directors or its committee in the manner prescribed in clauses D.1 or
     D.2 or, if a quorum of disinterested directors cannot be obtained, or a committee of disinterested directors cannot be appointed in accordance with clause D.2, then selected by a majority vote of the full board of directors (in which selection directors who are parties to the Preceeding may participate)); or

  4. the shareholders of the Corporation, providedthat shares owned by or voted under the control of directors who are, at the time, parties to the Proceeding may not be voted on the determination.

    E. PRORATION. Anyone making a determination under paragraph D may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

    F. ADVANCE PAYMENT. The Corporation may pay for or reimburse the reasonable expenses incurred by a person described in paragraph A who is a party to a Proceeding in advance of final disposition of the Proceeding if:

  1. the person furnishes the Corporation a written affirmation of their good faith belief that they have met the standard of conduct described in subparagraph C.2;

  2. the person furnishes the Corporation a written undertaking, executed personally or on their behalf, to repay the advance if it is ultimately determined that the person did not met the standard of conduct described in subparagraph C.2; and

  3. a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article XVIII.

    The undertaking required by clause F.2 shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorization of payments under this paragraph F shall be made in the manner specified in paragraph D of this Article XVIII.

    G. NONEXCLUSIVE. The indemnification and advancement of expenses provided by paragraphs A-F or otherwise granted pursuant to Indiana law shall not be exclusive of any other rights to indemnification to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

    H.  CONTINUATION. The indemnification provided by this
Article XVIII shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XVIII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The

indemnification and advance payment provided by paragraphs A through F shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

    I. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A-I of this Article XVIII.

    J. JUDICIAL DETERMINATION. Any person described in paragraph A who is a party to a Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines:

  1. the person is entitled to indemnification under subparagraph C.1, in which case the court shall also order the Corporation to pay the person's reasonable expenses incurred to obtain court-ordered indemnification; or

  2. the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standard of conduct set forth in subparagraph C.2.

    K. Savings Clause. If this Article XVIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XVIII that shall not have been invalidated and to the full extent permitted by applicable law.


                        ARTICLE XIX

                  AMENDMENT OF BYLAWS

    In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation, the Bylaws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation.


                      ARTICLE XX

        AMENDMENT OF ARTICLES OF INCORPORATION

    The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, unless a majority of the Company's Continuing Directors approves their repeal, amendment, alteration, or rescission, in which case only the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors is required, the provisions set forth in Articles X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX and this Article XX of these Articles of Incorporation may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

    THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Business Corporation Law of Indiana, does make these Articles of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of February, 1999.



                                 /s/ Ronald J.Pence
                                 --------------------------
                                  Incorporator




                                             EXHIBIT C


                        BYLAWS
                          OF
            KENTUCKY NATIONAL BANCORP, INC.


             ARTICLE I - Principal Office

The principal office of Kentucky National Bancorp, Inc. (the
"Corporation") shall be located at 1000 North Dixie Avenue in the City of Elizabethtown, in the County of Hardin, in the Commonwealth of Kentucky.

               ARTICLE II - Shareholders

    SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Corporation or at such other place within or without the Commonwealth of Kentucky as the board of directors may determine.

    SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually after each fiscal year at such date and time as the board of directors may determine.

    SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors, include the power and authority to call such meeting, by the chairman of the board of directors or by the president of the Corporation, but such special meetings shall not be called by any other person or persons, except as otherwise required by law.

    SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or the president to preside at such meetings.

    SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered neither fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage prepaid. If a shareholder attends a meeting without objecting either at the beginning of the meeting to holding the meeting or transacting business at the meeting or upon presentation of a particular matter for consideration at the meeting, or if a shareholder in writing waives notice of the meeting or of a particular matter either before or after the meeting, then notice of the meeting or the matter to the shareholder shall be unnecessary. When any meeting of shareholders, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted at that meeting, other than an announcement at the meeting at which such adjournment is taken.

    SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment not more than one-hundred-twenty (120) days after the date fixed for the original meeting. The board of directors shall fix a new record date for any adjournment more than one hundred twenty days after the date fixed for the original meeting.

    SECTION 7. VOTING LISTS. At least five (5) days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for the Corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment, arranged in alphabetical order, with the address and the number of shares of stock held by each. The list of shareholders shall be kept on file at the home office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of at least five (5) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder for any proper purpose during the entire time of the meeting. The original stock transfer books shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

    Section 8. Quorum. A majority of the outstanding stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding stock is represented at a meeting, a majority of the stock so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

    SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by its duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholders or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution, unless otherwise provided in the proxy.

    SECTION 10. VOTING. At each election for directors, every shareholder entitled to vote at such election shall be entitled to one vote for each share of common stock held by it. Unless otherwise provided in the Corporation's Articles of Incorporation, by these Bylaws or by applicable law, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter, except that directors shall be elected by a plurality of the votes cast by shareholders entitled to vote.

    SECTION 11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership of stock is recorded in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation, any one or more of such holders of record may cast, in person or by proxy, all votes to which such stock is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names ownership of stock is recorded, the vote or votes to which those holders of record are entitled shall be cast as directed by a majority of those holders present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

    SECTION 12. VOTING OF STOCK OF CERTAIN HOLDERS. Stock held in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Stock held by an administrator, executor, guardian or conservator may be voted by it, either in person or by proxy, without a transfer of such stock into its name. Stock held in the name of a trustee may be voted by it, either in person or by proxy, but no trustee shall be entitled to vote stock held by it without a transfer of such stock into its name. Stock held in the name of a receiver may be voted by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer into

its name, if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

    A shareholder whose stock is pledged shall be entitled to vote such stock until the stock has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the stock so transferred.

    Neither treasury shares of its own stock held by the Corporation nor stock held by another corporation, if a majority of the shares of stock entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares of stock at any given time for purposes of any meeting.

    SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

    Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share of stock, the stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such other acts as may be proper to conduct the election or the vote with fairness to all shareholders.

    SECTION 14. NOMINATING COMMITTEE. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary of the Corporation at least twenty days prior to the date of the annual meeting. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting, unless other nominations by shareholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation.

    SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Articles of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Articles of Incorporation.


           ARTICLE III - Board of Directors

    SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

    SECTION 2. NUMBER, TERM AND ELECTION. The board of directors shall consist of nine members, and shall, after the first meeting of the shareholders at which directors are elected, be divided into three groups as nearly equal in number as possible. The members of each group shall be elected for staggered terms of three years (and until their successors are elected or qualified) in accordance with the provisions of the Articles of Incorporation. The board of

directors may increase or decrease the number of members of the board of directors consistent with the Articles of Incorporation.

    SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

    SECTION 4. QUALIFICATION. Directors need not own stock of the Corporation.

    SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place within the State of Kentucky as the place for holding any special meeting of the board of directors called by such persons. Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

    SECTION 6. NOTICE OF SPECIAL MEETING. Written notice of any special meeting shall be given to each director at least two days prior thereto if delivered personally or by telegram, or at least five days prior thereto if delivered by mail at the address at which the director is most likely to be reached.
Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a signed writing filed with the secretary. The attendance of a director at a meeting shall constitute waiver of notice of such meeting, except where a director both attends a meeting for the express purpose of objecting to holding the meeting or transacting any business and does not thereafter vote for or assent to any action taken at the meeting because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

    SECTION 7. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

    SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation or applicable law.

    SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

    SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president.

    SECTION 11. VACANCIES. Any vacancy occurring in the board of directors shall be filled in accordance with the provisions of the Articles of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office. The term of such director shall be in accordance with the provisions of the Articles of Incorporation.


    SECTION 12. COMPENSATION. Directors, as such, may receive a stated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

    SECTION 13. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

    SECTION 14. REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed only in accordance with the provisions of the Articles of Incorporation.

    SECTION 15. ADVISORY DIRECTORS. The board of directors may by resolution appoint advisory directors to the board, who shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

       ARTICLE IV -- COMMITTEES OF THE BOARD OF DIRECTORS

    The board of directors, by resolution passed by a majority of the whole board, may designate one or more committees as it may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

    Sections 5 through 9 of Article III, which govern meetings, action without meetings, notice, waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members. The act of a the majority of the members present at a meeting at which a quorum is present shall be the act of the committee. The act of the committee, within the authority delegated to it by the board of directors, shall be the act of the board of directors.

    The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that only notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

                 ARTICLE V -- OFFICERS

    Section 1. Positions. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the

Corporation. The offices of the secretary and treasurer may be held by the same person, and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices. The secretary of the Corporation shall have the responsibility of preparing the minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation.

    SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

    SECTION 3. REMOVAL. Any officer may be removed by vote of two-thirds of the board of directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

    SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term thereof.

    SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors by employment contracts or otherwise, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

 ARTICLE VI -- CONTRACTS, LOANS, CHECKS, AND DEPOSITS

    SECTION 1. CONTRACTS. To the extent permitted by applicable law, and except as otherwise proscribed by the Articles of Incorporation or these Bylaws with respect to certificates for shares of stock, the board of directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

    SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

    SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the board of directors.

    SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such duly authorized depositories as the board of directors may select.


       ARTICLE VII - CERTIFICATES FOR SHARES OF STOCK
                  AND THEIR TRANSFER

    Section 1. CERTIFICATES FOR SHARES OF STOCK. The stock of the Corporation shall be represented by certificates for shares signed by the chairman of the board of directors, the president or by any other officer of the Corporation authorized by the board of directors, and by the secretary or an assistant secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the person were the officer at the date of the certificate's issue.

    SECTION 2. FORM OF STOCK CERTIFICATES. All certificates representing stock issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of each class of stock authorized to be issued, the variations in the relative rights and preferences between each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

    Each certificate representing stock shall state upon the face thereof: that the corporation is organized under the laws of the State of Indiana; the name of the person to whom issued; the number and class of the shares of stock; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share of stock represented by such certificate or a statement that the stock is without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

    SECTION 3. PAYMENT FOR STOCK. No certificate shall be issued for any stock until such stock is fully paid.

    SECTION 4. FORM OF PAYMENT FOR STOCK. The consideration for the issuance of stock shall be paid in accordance with the provisions of the Articles of Incorporation.

    SECTION 5. TRANSFER OF STOCK. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof, by its legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate of such shares of stock. The person in whose name shares of capital stock are recorded on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

    SECTION 6.  STOCK LEDGER.  The stock ledger of the
Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the Corporation or to vote in person or by proxy at any meeting of shareholders.

    SECTION 7. LOST CERTIFICATES. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    SECTION 8. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends, and to vote as such owner, and shall not be bound

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to recognize any equitable or other claim to or interest
in such stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by applicable law.

       ARTICLE VIII - FISCAL YEAR; ANNUAL AUDIT

    The fiscal year of the Corporation shall end on the thirty-first day of December at the end of each calendar year.
The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                ARTICLE IX - DIVIDENDS

    Subject to the provisions of the Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

              ARTICLE X - CORPORATE SEAL

    The corporate seal of the Corporation shall be in such form as the board of directors may prescribe.

                ARTICLE XI - AMENDMENTS

In accordance with the Articles of Incorporation, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws. These Bylaws may not be repealed, altered, amended or rescinded by the shareholders of the corporation.

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                                             EXHIBIT D

            DISSENTER AND APPRAISAL RIGHTS

    Dissenter and appraisal rights in a national bank are governed by 12 U.S.C. 215a, the text of which is reproduced below:

                  United States Code
              Title 12. Banks and Banking
              Chapter 2 -- National Banks
      Subchapter XVI -- Consolidation and Merger

    Section 215a. Merger of national banks or State banks into national banks

    (a) Approval of Comptroller, board and shareholders; merger agreement; notice; capital stock; liability of receiving association

    [Omitted]

    (b)  Dissenting shareholders

         If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a shareholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

    (c)  Valuation of shares

         The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of
(1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash;
(2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

    (d)  Application to shareholders of merging associations;
appraisal by Comptroller; expenses of receiving association;
sale and resale of shares; State appraisal and merger law

         If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to the shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                        PART II
        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article XVIII of the Holding Company's Articles of Incorporation provides for indemnification of the Holding Company's directors and officers. In the case of a threatened, pending or completed action or suit by or in the name of the Holding Company, the Holding Company shall indemnify a director or officer for amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if the director or officer: (i) is successful on the merits or otherwise; (ii) acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, the best interest of the Holding Company or (iii) in a criminal proceeding he either had (a) reasonable cause to believe that his conduct was lawful, or (b) no reasonable cause to believe his conduct was unlawful.

    Under Indiana law, a corporation may indemnify a director or officer made a party to a proceeding because such person was a director or officer of the corporation if: (i) the individual's conduct was in good faith; and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests. An Indiana corporation may also indemnify an officer or director in a criminal proceeding if the individual: (i) had reasonable cause to believe that his conduct was lawful; or (ii) had no reasonable cause to believe that his conduct was unlawful.

    An Indiana corporation must, unless limited by its articles of incorporation, indemnify any director or officer who was wholly successful, on the merits or otherwise, in the defense of a proceeding to which the individual was a party because the individual was a director or officer of the corporation, against reasonable expenses incurred by the director or officer in connection with the proceeding. Unless limited by the corporation's articles of incorporation, an officer or director may apply to the court conducting the proceeding or another court of competent jurisdiction for indemnification. The court may order indemnification if it determines: (i) the director or officer is entitled to mandatory indemnification under Indiana law; or (ii) the officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director or officer met the standard of conduct set forth for mandatory indemnification under Indiana law. The Holding Company's Articles of Incorporation do not contain any limitations on the ability of the Holding Company to indemnify its directors and officers under Indiana law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:

   (a) Exhibits

       The following is a list and index of the exhibits filed with this Registration Statement.

Exhibit
Number            Description of Document
------            -----------------------

*  2      Agreement and Plan of Reorganization (attached as
          Exhibit A to the Proxy Statement/Prospectus filed as part of this registration statement).

*  3.1    Articles of Incorporation of Kentucky National
          Bancorp, Inc. (attached as Exhibit B to the Proxy
          Statement/Prospectus filed as part of this registration statement).


*  3.2    Bylaws of Kentucky National Bancorp, Inc.  (attached
          as Exhibit C to the Proxy Statement/ Prospectus filed as part of this registration statement).

*   5     Opinion of Housley Kantarian & Bronstein, P.C.
          regarding legality of securities.


  8       Tax Opinion of Housley Kantarian & Bronstein,
          P.C.

*10.1 Kentucky National Bank Organizational Stock Option and Incentive Plan.

*10.2     Restrictive Stock Transfer Agreement


*10.3     Lease Between Kentucky National Properties L.L.P. and
          Kentucky National Bank

* 23      Consents of Housley Kantarian & Bronstein, P.C.
          (contained in its opinions filed as Exhibits 5 and 8).

*24 Power of Attorney (contained in the signature page to this registration statement as originally filed).

*99 Form of proxy to be mailed to shareholders of Kentucky National Bank

_____________
*   Previously filed.


     (b)  Financial Statement Schedules

          Not applicable.

     (c)  Report or Appraisal

          Not applicable.

ITEM 22.  UNDERTAKINGS

      (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i)    to include any prospectus required by Section
      10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

      (b)  Registration on Form S-4 of Securities Offered for
Resale.

       (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.


       (2) The registrant undertakes that every prospectus

           (i)  that is filed pursuant to paragraph (1)
       immediately preceding, or

           (ii) that purports to meet the requirements of
       section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule
       415,

will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.


                      SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elizabethtown, Kentucky on March 18, 1999.

                           KENTUCKY NATIONAL BANCORP, INC.

Date:  March 18, 1999  By: /s/ Ronald J. Pence
       --------------          ---------------------------
                               Ronald J. Pence
                               President
                               (Duly Authorized Representative)

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                 Title                              Date
   ---------                 ------                             ----
*  /s/ Lawrence P. Calvert   Chief Executive Officer and
--------------------------   Director
Lawrence P. Calvert          (Principal Executive Officer)


/s/ Ronald J. Pence          President and Director          March 18, 1999
------------------------     (Principal Financial and
Ronald J. Pence              Accounting Officer)


* /s/ Robert E. Robbins      Chairman of the Board and
------------------------     Director
Robert E. Robbins


* /s/ Kevin D. Addington     Director
-------------------------
Kevin D. Addington

* /s/ Henry Lee Chitwood     Director
-------------------------
Henry Lee Chitwood


* /s/ Lois Watkins Gray      Director
-------------------------
Lois Watkins Gray

* /s/ William R. Hawkins     Director
-------------------------
William R. Hawkins


* /s/ Christopher G. Knight  Director
---------------------------
Christopher G. Knight


* /s/ Leonard Allen McNutt   Director
---------------------------
Leonard Allen McNutt

* By: /s/ Ronald J. Pence                                  March  18, 1999
      ---------------------
      Ronald J. Pence
      Attorney-in-Fact

                     EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENT
------            -----------------------

*  2              Agreement and Plan of Reorganization (attached
                  as Exhibit A to the Proxy Statement/Prospectus filed as part of this registration statement).


*  3.1            Articles of Incorporation of Kentucky National
                  Bancorp, Inc. (attached as Exhibit B to the
                  Proxy Statement/Prospectus filed as part of this registration statement).


*  3.2            Bylaws of Kentucky National Bancorp, Inc.
                  (attached as Exhibit C to the Proxy Statement/
                  Prospectus filed as part of this registration statement).

*  5              Opinion of Housley Kantarian & Bronstein, P.C.
                  regarding legality of securities.

   8              Tax Opinion of Housley Kantarian & Bronstein,
                  P.C. (to be filed by amendment)

* 10.1            Kentucky National Bank Organizational Stock
                  Option and Incentive Plan.

* 10.2            Restrictive Stock Transfer Agreement

* 10.3            Lease Between Kentucky National Properties,
                  L.L.C. and Kentucky National Bank

* 23              Consents of Housley Kantarian & Bronstein,
                  P.C. (contained in its opinions filed as Exhibits 5 and 8).

* 24 Power of Attorney (contained in the signature page to this registration statement as originally filed).

* 99 Form of proxy to be mailed to shareholders of Kentucky National Bank

___________
*  Previously filed.